Exhibit 4.1

EXECUTION VERSION

SENIOR SUBORDINATED CONVERTIBLE NOTES

This Senior Subordinated Convertible Notes Agreement (this “Agreement”), is made and entered into as of March 22, 2010, among Deerfield Capital Corp., a Maryland corporation (the “Company”), Bounty Investments, LLC (“Bounty”) and any additional investors satisfactory to Bounty that become party hereto in accordance with the terms hereof (each, an “Additional Investor” and, together with Bounty, an “Investor” and, together with any assignee or transferee of the Securities (as defined below) in accordance with the terms of this Agreement, the “Holders”).

W I T N E S S E T H:

WHEREAS, the Company, Bounty and Columbus Nova Credit Investment Management, LLC, a Delaware limited liability company (“CNCIM”), have entered into that certain Acquisition and Investment Agreement, dated as of March 22, 2010 (the “Acquisition Agreement”), pursuant to which, upon the terms and subject to the conditions therein, the Company has agreed to issue the Stock Consideration to Bounty in consideration for the purchase of all of the Equity Interests of CNCIM, a wholly owned subsidiary of Bounty;

WHEREAS, the Company has indicated its desire to sell, and the Investors have indicated their respective desire to buy, an aggregate principal amount of $25,000,000 of the Company’s Senior Subordinated Convertible Notes (the “Notes”) convertible into shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”; the Notes and shares of Common Stock that may be issued upon conversion thereof are herein collectively called the “Securities”);

WHEREAS, the Company has agreed among other things to grant to the Holders certain registration rights with respect to the Common Stock issuable upon conversion of the Notes as set forth in a Registration Rights Agreement (as defined in Exhibit A hereto), substantially in the form attached as Exhibit H hereto;

WHEREAS, in connection with the Acquisition Agreement, the Company has agreed among other things to enter into (i) a stockholders agreement with Bounty, substantially in the form attached as Exhibit A to the Acquisition Agreement (the “Stockholders Agreement”), (ii) the Registration Rights Agreement, substantially attached as Exhibit B to the Acquisition Agreement with respect to the shares of Company Common Stock issuable thereunder (which for the avoidance of doubt is the same as the Registration Rights Agreement attached as Exhibit H hereto) and (iii) a Transition Services Agreement (the “Transition Services Agreement” and, together with this Agreement, the Acquisition Agreement, the Stockholders Agreement and the Registration Rights Agreement, the “Transaction Documents”); and

WHEREAS, in connection with such sale and purchase, the Company and the Investors are each willing to agree to observe certain covenants set forth in this Agreement for the benefit of the other party, and the parties will rely on such covenants as a material inducement to their sale and purchase of the Securities pursuant to this Agreement.

NOW THEREFORE, in consideration of the premises, the purchase and sale of the Securities, and of the respective covenants contained in this Agreement, the parties to this Agreement agree as follows:

1.                                       Definitions.

1.1                                 Certain Defined Terms.  Certain terms used but not defined elsewhere in this Agreement have the meanings assigned to them in Exhibit A.  In addition, the following terms are defined in the following sections:

Term	Defined in Section
AHYDO Catch-up Payment	2.6(d)
Balance Sheet Date	11.1(h)
Cash Interest Rate	2.6(e)(i)
Change of Control Offer	3.8
Change of Control Payment	3.8
Change of Control Payment Date	3.8
Closing	2.2
Closing Date	2.2
Company Disclosure Schedule	11.1
Company Financial Statements	11.1(g)(i)
Company SEC Documents	11.1(g)(i)
Default Interest	2.6(f)
Distributed Property	6.2(d)
Equity-Linked Securities	6.1
Event of Default	9.1
Excluded Securities	6.1
Expiration Date	6.2(f)
incur	3.6
Interest Payment Date	2.6(a)
Interest Period	2.6(a)
Interest Rate	2.6(e)
Maturity Date	2.5
Merger Event	6.4(a)
Notice of Conversion	5.2(a)
Notice of Election to Defer	2.6(c)(iii)
Notice of Transfer	7.2(c)
Notices	13.7
Paying Agent	2.3
Payment Blockage Notice	8.3(a)(ii)
Payment Default	9.1(e)(i)
PIK Election	2.6(c)
PIK Interest	2.6(c)
PIK Interest Rate	2.6(e)(ii)
Preferred Stock	11.1(d)
Reference Property	6.4(a)
Register	7.2(c)
Registrar	2.3
Rule 144	3.3(c)
Spin-off	6.2(e)
Stockholder Rights Plan	6.3(a)
Stockholders Meeting	11.1(b)
Valuation Period	6.2(e)

1.2                                 Accounting Terms.  Each accounting term not otherwise defined herein shall have the meaning assigned to it, and be interpreted, in accordance with GAAP.  All accounting calculations and determinations hereunder shall be made in accordance with GAAP, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP.

1.3                                 Rules of Construction.  Unless the context otherwise requires:

(a)                                  A term has the meaning assigned to it;

(b)                                 “or” is not exclusive;

(c)                                  whenever the words “include,” “includes” or “including” are used in this Agreement they will be deemed to be followed by the phrase “without limitation;”

(d)                                 Words in the singular include the plural, and in the plural include the singular;

(e)                                  “will” shall be interpreted to express a command;

(f)                                    Provisions apply to successive events and transactions;

(g)                                 References to any section, clause, schedule or exhibit refer to the corresponding section, clause, schedule or exhibit, respectively, of this Agreement; and

(h)                                 References to sections of or rules under the Securities Act or the Exchange Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

2.                                       The Notes

2.1                                 Purchase of the Notes.  At the Closing, on the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements set forth herein, the Company shall issue and sell to each Investor, and each Investor severally, but not jointly, agrees to purchase from the Company on the Closing Date, the aggregate principal amount of the Notes set forth opposite the name of such Investor on Schedule A attached hereto at an aggregate purchase price of 100% of the principal amount thereof, by payment of cash by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and the Company shall deliver to each Investor the Notes in the principal amount which such Investor is then purchasing, duly executed on behalf of the Company and registered in the name of such Investor.

2.2                                 Closing. The closing of the issuance of the Initial Notes and the consummation of the other transactions contemplated hereby contemporaneous therewith (the “Closing”) shall take place at 10:00 a.m. (New York City time) at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 no later than the third Business Day following the satisfaction or waiver of each of the conditions set forth in Section 12 hereof (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other time and place as may be mutually agreed to by the Company and the Investors.  Such time and date are referred to in this Agreement as the “Closing Date.”

2.3                                 General.  The Notes will be substantially in the form of Exhibit B.  The Notes may have notations, legends or endorsements required by Law, stock exchange rule or usage.  Each Note will be dated the date of its issuance.  The Notes shall be in denominations of $1,000,000 and integral multiples thereof, except that (a) Notes issued upon the payment of PIK Interest may be in other denominations or (b) to the extent PIK Interest is capitalized to the principal amount of outstanding Notes, the principal amount thereof may be increased and result in less than an integral multiple of $1,000.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Agreement, and the Company and the Investors, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Agreement, the provisions of this Agreement shall govern and be controlling.

At least one duly authorized officer of the Company must sign the Notes for the Company by manual or facsimile signature.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Company initially appoints itself to act as Registrar and Paying Agent.

2.4                                 Principal Amount.  The aggregate principal amount of Notes issuable under this Agreement shall be limited to an amount equal to $50,000,000 plus the principal amount of all Notes issued in the form of PIK Interest on Notes (including on PIK Interest previously paid) in accordance with the terms of this Agreement.  At Closing, the Company will issue $25,000,000 of Initial Notes and, subject to compliance with the covenants set forth herein, from time to time from and after the Closing Date the Company may issue an aggregate of up to $25,000,000 in principal amount of Additional Notes under this Agreement (excluding PIK Interest payable on Notes) if the Holders representing a majority in principal amount of Notes outstanding immediately prior to such issuance have consented to such issuance of additional Notes and the principal amount thereof at the time of such  issuance.  Each Additional Investor purchasing Additional Notes shall be satisfactory to Bounty and shall become a party to this Agreement by executing a Joinder Agreement in the form attached hereto as Exhibit C.

2.5                                 Maturity.  The Notes will mature on the date that is seven years and six months following the Closing Date (the “Maturity Date”), and will be due and payable in full in cash on such date, except to the extent any Notes have been earlier redeemed by the Company pursuant to Section 4 or converted by the Holder thereof pursuant to Section 5.

2.6                                 Interest.

(a)                                  Interest Payment Dates.  Interest shall be payable quarterly in arrears on each January 1, April 1, July 1 and October 1 (each, an “Interest Payment Date”), commencing on the first such date after the Closing.  Interest on the Notes will accrue from the most recent Interest Payment Date or, if no interest has been paid with respect to a Note, from the date of issuance of such Note.  Each period from the most recent date of issuance or date of payment of interest, as applicable, to the next succeeding Interest Payment Date is referred to herein as an “Interest Period”.

(b)                                 Interest Calculation.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(c)                                  Interest Election.  Interest shall be paid in full in cash on each Interest Payment Date; provided that, at the Company’s election in its sole discretion (but subject to compliance with the requirements of this clause (c)), the Company may pay up to 50% of the interest payment due on any Interest Payment Date in PIK Interest.  “PIK Interest” shall mean the capitalizing of unpaid interest to the principal amount of the Notes or by paying interest in-kind in respect of the Notes by issuing additional Notes on each Interest Payment Date.  The Company’s ability to elect to pay PIK Interest is subject to the following:

(i)                                     Interest shall compound on PIK Interest;

(ii)                                  The Company may not pay PIK Interest to the extent such payment would be prohibited by, or constitute a default under, any other indebtedness or preferred stock of the Company and its Subsidiaries; and

(iii)                               In connection with an intention to sell or an actual sale of the Notes or any shares of Common Stock, or an intention to enter into a derivative transaction or actual entry into a derivative transaction in respect of the Notes or any shares of Common Stock (subject to compliance by a Holder with the applicable restrictions set forth in Section 7.2(e) hereof), any Holder may at any time and from time to time, but in any event at least 5 calendar days prior to the first Interest Payment Date for which such Holder intends to begin deferring the payment of PIK Interest, provide one or more written notices to the Company (a “Notice of Election to Defer”) of its election to defer (or, at the option of such Holder, to forfeit) the payment of PIK Interest to such Holder on all future Interest Payment Dates to a subsequent regularly scheduled Interest Payment Date as specified in the Notice of Election to Defer.  Upon receipt of such Notice of Election to Defer, the Company shall continue to pay interest in cash on the portion of the Notes not subject to the PIK Election (as defined below) registered in the name of such electing Holder but defer, or not accrue, in the case of forfeiture, PIK Interest payable in respect of the Notes registered in the name of such electing Holder to, and in the case of a deferment, payable on, the regularly scheduled Interest Payment Date specified in the Notice of Election to Defer.  Any Notice of Election to Defer may be modified, extended or revoked by the Holder that provided such notice, but in no event shall the Company be required to pay any interest on a date other than a regularly scheduled Interest Payment Date unless otherwise agreed by the Company; provided, however, that any such modification, extension or revocation will take effect on (i) the next regularly scheduled Interest Payment Date if delivered at least 5 calendar days prior to such regularly scheduled Interest Payment Date and (ii) on the second succeeding regularly scheduled Interest Payment Date if not delivered at least 5 calendar days prior to the next regularly scheduled Interest Payment Date.

To the extent the Company elects to pay PIK Interest, the Company shall provide the Holders written notice of such election with respect to an Interest Period, and the percentage to which the election is being applied, at least 15 calendar days prior to the first Interest Payment Date upon which the Company intends to pay PIK Interest, in the form attached as Exhibit D (the “PIK Election”); provided that with respect to the first Interest Period commencing on the Closing Date, such election may be made at any time up to 10 Business Days after the Closing Date.  If a PIK Election is not made by the Company in a timely fashion or at all with respect to an Interest Period, the Company shall pay all interest due on the corresponding Interest Payment Date in full in cash.

(d)                                 Notwithstanding anything to the contrary contained in this Agreement, commencing with the first “accrual period” (as defined for purposes of Section 163(i) of the Code) ending after the fifth year anniversary of the Closing Date and continuing with each subsequent accrual period thereafter, the Company shall pay in cash, on the first Business Day immediately preceding the end of such accrual period, an amount equal to the accrued and unpaid original issue discount (including PIK Interest) with respect to the Notes to the extent necessary so that the Notes will not be classified as an “applicable high yield discount obligation” under Section 163(i) of the Code. Each such payment is referred to as an “AHYDO Catch-Up Payment” and each such AHYDO Catch-Up Payment shall first be allocated to the accrued and unpaid original issue discount as of the applicable payment date.

(e)                                  Interest Rate.  The unpaid principal amount of each Note shall bear interest from the date of the issuance thereof (and in the case of PIK Interest, from the date of payment thereof) until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times (other than as specified in Section 2.6(f)) be equal to the Cash Interest Rate or the PIK Interest Rate, as then applicable (the “Interest Rate”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid with respect to such Notes, from and including the date of issuance of such Note (or in the case of PIK Interest, from the date of payment thereof).  The Cash Interest Rate and PIK Interest Rates will be as follows:

(i)                                     Cash Interest.  To the extent the Company has not made a PIK Election, the Company shall pay interest in cash at a rate (the “Cash Interest Rate”) equal to the per annum rate specified in the following table corresponding to the applicable Interest Period:

Period	Interest Rate
Closing Date to and including the day prior to second anniversary of the Closing Date	8.00%
Second anniversary of the Closing Date to and including the day prior to third anniversary of the Closing Date	9.00%
Third anniversary of the Closing Date to and including the day prior to fourth anniversary of the Closing Date	10.00%
Fourth anniversary of the Closing Date and thereafter	11.00%

(ii)                                  PIK Interest.  To the extent the Company has made a PIK Election, then from and after such PIK Election the Company shall pay interest at a rate (the “PIK Interest Rate”) equal to the per annum rate specified in the following table corresponding to the applicable Interest Period:

Period	Interest Rate
Closing Date to and including the day prior to second anniversary of the Closing Date	10.00%
Second anniversary of the Closing Date to and including the day prior to third anniversary of the Closing Date	11.00%
Third anniversary of the Closing Date and thereafter	12.00%

For the avoidance of doubt, (i) if a PIK Election is made, then the PIK Interest Rate shall apply to the calculation of all interest due on the applicable Interest Payment Date, (ii) once a PIK Election has been made, the PIK Interest Rate shall apply to all subsequent Interest Periods for all interest paid, whether in cash or in kind and (iii) any PIK Election made shall apply in the same percentage with respect to each Note then outstanding.

(f)                                    Default Rate.  The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of cash interest, capitalized PIK Interest and Special Interest, if any, to the extent lawful, at a rate per annum equal to the rate of interest then otherwise applicable to the Notes plus 200 basis points beginning on the Interest Payment Date on which interest is not paid (such 200-basis point increase, “Default Interest”).  Default Interest shall be payable on demand and may only be paid in cash.

(g)                                 Taxes.  Payments of interest, as well as PIK Interest, Special Interest, premium, if any, and all other payments hereunder in respect of the Notes shall be subject to all applicable withholding taxes.

2.7                                 Replacement Notes.  If any mutilated Note is surrendered to the Company or the Company receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue a replacement Note if the Company’s requirements are met.  If required by the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Company to protect the Company and any Paying Agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Agreement equally and proportionately with all other Notes duly issued hereunder.

2.8                                 Outstanding Notes.  The Notes outstanding at any time are all the Notes issued by the Company (including upon the payment of PIK Interest, whether actual Notes are then issued or the PIK Interest is capitalized to the principal amount of existing Notes) except for those canceled by it, those delivered to it for cancellation, and those described in this Section 2.8 as not outstanding.  Except as set forth in Section 2.9, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 4.1.

If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

If a Note is converted pursuant to Section 5, it ceases to be outstanding and interest on it ceases to accrue.

2.9                                 Treasury Notes.  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Subsidiary of the Company, will be considered as though not outstanding.

2.10                           Cancellation.  The Company at any time may cancel Notes that have been surrendered to the Company for registration of transfer, exchange, payment, replacement or cancellation, and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act).  The Registrar and Paying Agent will forward to the Company any Notes surrendered to them for registration of transfer, exchange or payment.  The Company may not issue new Notes to replace Notes that it has paid or cancelled.

3.                                       Covenants of the Company.

3.1                                 Payment of Notes.  The Company will duly and punctually pay or cause to be paid the principal of, premium on, if any, and interest and Special Interest, if any, on, the Notes in accordance with the terms of this Agreement and the Notes.  Principal (including any PIK Interest), premium, if any, and interest and Special Interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds and, if the Company or a Subsidiary thereof is the Paying Agent, the Holders hold as of 3:00 p.m. Central Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal (including any PIK Interest added to principal), premium, if any, and interest and Special Interest, if any, then due.  Such Paying Agent, if other than the Company or a Subsidiary thereof, shall return to the Company promptly, and in any event, no later than three Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes.  The Company will pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.  The Company will pay Default Interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal to the extent lawful; it will pay Default Interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any (after giving effect to any applicable grace period), to the extent lawful.  If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day.

3.2                                 Maintenance of Office or Agency.  The Company will maintain in the Chicago metropolitan area, an office or agency where Notes may be surrendered for transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Agreement may be served.  The Company will give prompt written notice to the Holders of the location, and any change in the location, of such office or agency.  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Chicago metropolitan area for such purposes.  The Company will give prompt written notice to the Holders of any such designation or rescission and of any change in the location of any such other office or agency.

3.3                                 Reports.

(a)                                  Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company must provide the Holders of the Notes, within 15 days after it is or would be required to file such reports with the SEC (together with the maximum extension period that may be granted by the SEC) with all quarterly and annual financial statements and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including with respect to annual information only, a report thereon by the Company’s certified independent public accountants.

(b)                                 The Company shall be deemed to have complied with this covenant, and shall be deemed to have provided such documents to the Holders, to the extent the Company has filed or furnished documents and reports referred to in clauses (a) above with the SEC via the EDGAR system or any successor electronic delivery procedures within the time periods specified in Section 3.3(a).

(c)                                  If the Company is not subject to the reporting requirements of Sections 13 and 15(d) of the Exchange Act, then for so long as any Notes remain outstanding and constitute “restricted securities” under Rule 144 of the Securities Act (“Rule 144”), the Company will furnish to the Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

3.4                                 Taxes.  The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith by appropriate proceedings and for which adequate provision has been made in accordance with GAAP or where the failure to effect such payment is not adverse in any material respect to the Holders.

3.5                                 Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury Law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such Law, and covenants that it will not, by resort to any such Law, hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such Law has been enacted.

3.6                                 Incurrence of Indebtedness.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is contractually subordinated in right of payment to the Notes on substantially similar terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on a junior priority basis or by virtue of the fact that the holders of secured Indebtedness have entered into intercreditor agreements giving one or more such holders priority over the other holders in the collateral held by them.

3.7                                 [Reserved].

3.8                                 Change of Control.

(a)                                  Unless otherwise waived by written consent of a majority in aggregate principal amount of the Notes, upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(i)                                     that the Change of Control Offer is being made pursuant to this Section 3.8 and that all Notes tendered will be accepted for payment;

(ii)                                  the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(iii)                               that any Note not tendered will continue to accrue interest;

(iv)                              that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(v)                                 that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the Close of Business on the third Business Day preceding the Change of Control Payment Date;

(vi)                              that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the Close of Business on the fifth Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(vii)                           that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities Laws and regulations thereunder to the extent those Laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control.  To the extent that the provisions of any securities Laws or regulations conflict with the provisions of this Section 3.8, the Company will comply with the applicable securities Laws and regulations and will not be deemed to have breached its obligations under this Section 3.8 by virtue of such compliance.

(b)                                 On the Change of Control Payment Date, the Company will, to the extent lawful:

(i)                                     accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii)                                  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii)                               deliver or cause to be delivered to the Holders of Notes properly accepted a certificate of a duly authorized officer of the Company stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Company will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Company will promptly mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.  The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Prior to complying with any of the provisions of this Section 3.8, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this Section 3.8.

(c)           Notwithstanding anything to the contrary in this Section 3.8, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3.8 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 4.3, unless and until there is a default in payment of the applicable redemption price.

Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

3.9           Merger, Consolidation or Sale of Assets.

(a)           The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(i)            either:

(A)          the Company is the surviving corporation; or

(B)           the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the Laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under any such Laws;

(ii)           the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Agreement and the Registration Rights Agreement pursuant to agreements otherwise reasonably satisfactory to the Holders of a majority in principal amount of the Notes; and

(iii)          immediately after such transaction, no Default or Event of Default exists.

In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Subsidiaries taken as a whole, in one or more related transactions, to any other Person.  This Section 3.9(a) will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries.  Clauses (iii) and (iv) of this Section 3.9(a) will not apply to (1) any merger or consolidation of the Company with or into one of its Subsidiaries for any purpose or (2) with or into an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction.

(b)           Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 3.9(a), the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Agreement referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Agreement with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, premium on, if any, and interest and Special Interest, if any, on, the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 3.9(a).

3.10         Listing of Common Stock.  The Company shall use its commercially reasonable efforts at all times cause the shares of Common Stock to be issued upon conversion of the Notes to be approved for listing on the NASDAQ or such other securities exchange or quotation system, if any, on which the Common Stock is listed or quoted from time to time, subject to official notice of issuance.

3.11         Reservation of Common Stock; Issuance of Common Stock.  For as long as any Notes remain outstanding, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or shares of Common Stock held in treasury by the Company, for the purpose of effecting the conversion of the Notes, the full number of shares of Common Stock then issuable upon the conversion of all the then outstanding Notes (after giving effect to all price protection and anti-dilution adjustments in effect as of such date).  All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

3.12         Use of Proceeds.  The Company shall apply the proceeds from the issuance and sale of the Notes issued on the Closing Date to repurchase the Series A Senior Secured Notes and Series B Senior Secured Notes, issued by Deerfield & Company LLC in connection with its merger into the Company, in accordance with the Payment Agreement, and to pay related transaction fees and expenses.

3.13         Transfer Taxes.  The Company shall pay any and all documentary, stamp or similar issue or transfer tax due on (x) the Notes and (y) the issue of shares of Common Stock upon conversion of the Notes.  However, in the case of conversion of the Notes, the Company shall not be required to pay any tax or duty that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

4.             Redemption.

4.1           Optional Redemption.

(a)           The Notes will not be redeemable at the Company’s option prior to the second anniversary of the Closing Date.

(b)           On or after the second anniversary of the Closing Date, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof plus (i) if the redemption date is on or prior to the third anniversary of the Closing Date, the Interest Rate then in effect as an additional percentage of principal amount, (ii) if the redemption date is after the third anniversary of the Closing Date but on or prior to the fourth anniversary of the Closing Date, one-half of the Interest Rate then in effect as an additional percentage of principal amount, in each case plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to the applicable redemption date, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date.

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Notwithstanding the foregoing, Holders shall have the right, in their sole discretion, to refuse to surrender their Notes to the Company on the redemption date if the Company is not in compliance with its obligations under the Registration Rights Agreement at all times from the date of the redemption notice through the redemption date.  To the extent that the Holders exercise such right, then the Notes held by such Holders that are not surrendered on the redemption date shall remain outstanding and shall continue to accrue interest as if they had not been called for redemption.

4.2           Mandatory Redemption.  The Company is not required to make a mandatory redemption or sinking fund payments with respect to the Notes.

4.3           Notice of Redemption.  The Company will give each Holder written notice of the exercise of the optional redemption right under Section 4.1(a) not less than 30 nor more than 60 days’ prior to the date fixed for such redemption unless a shorter notice period is accepted by written consent of a majority in interest of aggregate principal amount of Notes outstanding.  Such notice shall specify the redemption date, the principal amount of Notes to be redeemed, the redemption price, the interest to be paid on the redemption date with respect to the principal amount being redeemed and the place or places at which Notes shall be surrendered for redemption and, in the case of partial redemption, the portion of the principal amount of the Note (including any PIK Interest) to be redeemed.

4.4           Selection of Notes to Be Redeemed.  If less than all of the Notes are to be redeemed, the Company will select Notes for redemption on a pro rata basis unless otherwise required by Law or applicable stock exchange or depositary requirements.  In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Company from the outstanding Notes not previously called for redemption or purchase.

The Company will promptly notify the Holders in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected will be in amounts of $1,000,000 or $1,000 multiples thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Agreement that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

4.5           Partial Redemption.  Upon surrender of a Note that is redeemed or purchased in part, the Company will execute and deliver to the Holder of the Notes so surrendered a new Note or Notes equal in principal amount to the unredeemed or unpurchased portion of the Notes surrendered.

4.6           Effect of Notice of Redemption.  Once notice of redemption is mailed in accordance with Section 4.3, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  A notice of redemption may not be conditional.

Delivery of a notice pursuant to Section 4.3 shall in no way preclude the ability of any Holder to sell, transfer or convert the Notes prior to the redemption date specified in such notice.

5.             Conversion Rights.

5.1           Right to Convert.  The Holder of any Notes not previously repaid shall have the right, at any time and from time to time, at such Holder’s option, to convert the principal amount of the Notes held by such Holder, or any portion of such principal amount into the number of fully paid and non-assessable shares of Common Stock as follows:  for each Note converted, the Holder shall be entitled to receive a number of shares of Common Stock equal to the product of (a) the quotient of (i) the sum of (x) the principal amount of such Note (or if less than the full principal amount of such Note is to be converted, the portion of the principal amount of such Note specified by such Holder) plus (y) an amount equal to the accrued but unpaid PIK Interest for which a PIK Election has been made but has not then been paid on such principal amount being converted from and including the immediately preceding Interest Payment Date to but excluding the conversion date, divided by (ii) $1,000, multiplied by (b) the Conversion Rate then in effect.  Expressed as a formula, the calculation is as follows:

where,

S’	=	the number of shares of Common Stock received upon conversion of a Note;

PA	=	the principal amount of the Note(s) being converted;

PI	=

the amount of accrued and unpaid PIK Interest for which a PIK Election has been made but has not then been paid on PA from and including the immediately preceding Interest Payment Date to but excluding the conversion date;

CR	=	the Conversion Rate in effect on the applicable conversion date.

5.2           Exercise of Conversion Rights.

(a)           Conversion of the Notes.  The Notes may be converted in full or in part at any time upon surrender to the Company of the Notes being converted, together with the duly completed and signed form of notice of conversion in the form attached as Exhibit E (the “Notice of Conversion”).  Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion (and any Note or Notes issuable pursuant to Section 5.2(b)) shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 3.13.  To validly effect conversion of a Note, all of the foregoing must be received by the Company no later than 5:00 p.m. New York City time on the Business Day immediately preceding the Maturity Date, provided that, with respect to Notes for which a notice of redemption pursuant to Section 4.3 has been given, such documents and instruments must be delivered no later than 5:00 p.m. New York City time on the second Business Day immediately preceding the date fixed for such redemption.

(b)           Partial Conversion.  Upon surrender of a Note that is converted in part, the Company shall execute and deliver to the Holder of the Notes so surrendered a new Note or Notes equal in principal amount to the unconverted portion of the Notes surrendered.

(c)           Fractional Interests.  No fractional shares of Common Stock will be issued upon the conversion of the Notes, but in lieu thereof the Company shall pay therefor in cash an amount equal to the product obtained by multiplying the Closing Sale Price of one share of Common Stock on the Trading Day immediately preceding the date of conversion of the Notes times such fraction (rounded to the nearest cent).  For the avoidance of doubt, the Company shall issue the maximum number of whole shares possible by applying the Conversion Rate to the aggregate principal amount of all Notes simultaneously converted by a Holder.

(d)           Deemed Issuance.  Upon delivery of the Notice of Conversion, the surrender of the applicable Notes and payment of any applicable transfer or similar taxes required by Section 3.13, the Company will issue and cause to be delivered with all reasonable dispatch (and in no event more than three Business Days from delivery of the Notice of Conversion, the surrendered Notes and payment of any applicable transfer or similar taxes required by Section 3.13) to and in the name of the Holder, or in the name of such other Person as designated by the Holder, a certificate or certificates for the number of full shares of Common Stock so issued upon the conversion of the Notes, together with a check or cash in respect of any fraction of a share of Common Stock otherwise deliverable upon such conversion, as provided in Section 5.2(c).  Such certificate or certificates shall be deemed to have been issued, and the Person in whose name any such certificates will be issuable upon conversion of the Notes (as indicated in the applicable Notice of Conversion) will be deemed to have become a holder of record of such shares of Common Stock as of the date of the last to occur of the delivery of the Notice of Conversion, the surrender of the Notes and the payment of all applicable transfer or similar taxes required by Section 3.13.

6.             Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time (successively and for each event described) by the Company as set forth in this Section 6.

6.1           Price Protection.  If, at any time and from time to time during the eighteen months following the Closing Date, the Company issues shares of Common Stock, options, rights, warrants or any other security convertible into, or exercisable or exchangeable for, or otherwise linked to, Common Stock (such Common Stock, options, rights, warrants and other securities collectively, “Equity-Linked Securities”), for a price per share of Common Stock (or with a conversion, exercise or exchange price per share of Common Stock underlying such Equity-Linked Securities) less than the Conversion Price then applicable to the Notes, then the Conversion Rate shall be adjusted based on the following formula:

where,

CR’                            =                                         the Conversion Rate in effect immediately after the issuance of such Equity-Linked Securities;

CP                                 =                                         the Conversion Price in effect immediately prior to the issuance of such Equity-Linked Securities;

OS                                =                                         the number of shares of Common Stock outstanding or deemed outstanding (including pursuant to this Agreement and any other option, right or warrant convertible or exchangeable for Common Stock for which no adjustment is required hereunder or for which adjustment has already been made hereunder) immediately prior to the issuance of such Equity Linked Securities;

ELS                           =                                        the number of shares of Common Stock issued or issuable pursuant to such Equity-Linked Securities; and

AC                              =                                         the aggregate consideration paid or payable for such Equity-Linked Securities.

The adjustment shall become effective immediately after such issuance.  To the extent that shares of the Common Stock are not delivered after the expiration of such Equity-Linked Securities, the Conversion Rate shall be adjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  Notwithstanding anything to the contrary contained herein, the provisions of this Section 6.1 and the provisions of Section 6.2 shall not apply to securities issued (a) to directors and employees pursuant to the terms of stock option, restricted stock or stock incentive plans (i) in effect as of the date of this Agreement or (ii) approved by the Board of Directors of the Company including each Investor Director, (b) pursuant to open market sales programs not to exceed $1.0 million per calendar year (pro-rated for partial years), (c) upon the conversion of the Notes or exercise of Equity-Linked Securities held by an Investor, (d) upon the exercise, conversion or exchange of any Equity-Linked Securities which are outstanding immediately prior to the date hereof, (e) pursuant to a dividend reinvestment plan maintained by the Company or (f) in connection with one or more acquisitions with one or more third parties on an arm’s length basis, the primary purpose of which is not to raise additional capital (collectively, “Excluded Securities”).

6.2           Dilution Adjustments.

(a)           Cash Distributions.  If, at any time (and from time to time) after the Closing Date that any Notes are outstanding, the Company, by dividend or otherwise, distributes to all or substantially all holders of outstanding shares of Common Stock distributions consisting exclusively of cash in an amount that, together with other all-cash distributions made within the preceding 365 days in respect of which no adjustment has been made, in the aggregate exceeds an amount equal to 7.5% of the Equity Value of the Company measured as of the date of declaration of such dividend or distribution, then the Conversion Rate shall be adjusted based on the following formula:

where,

CR’         =              the Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution;

CR           =              the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution;

SP           =              the Closing Sale Price as of the Business Day immediately prior to the Record Date for such dividend or distribution; and

CD          =              the per-share amount attributable to the aggregate amount of such cash distribution for which adjustment is being made.

Such adjustment shall become effective immediately after the Record Date fixed for the determination of stockholders entitled to receive such distribution.  If any dividend or distribution of the type described in this Section 6.2(a) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Company’s Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced. Notwithstanding the foregoing, in cases where (i) the per share amount of such distribution equals or exceeds the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day Period ending on, and including the Trading Day immediately preceding the Record Date for such distribution, or (ii) if the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day Period ending on, and including the Trading Day immediately preceding the Record Date for such distribution exceeds the per share amount of such distribution by less than $1.00, in lieu of the adjustment set forth in this Section 6.2(a), then Holders will have the right to receive upon conversion, in addition to shares of Common Stock, if any, such distribution such Holders would have received upon conversion of such Holders’ Notes if they had been converted immediately prior to the Record Date.

(b)           Stock Dividends, Subdivisions and Combinations.  If, at any time (and from time to time) after the Closing Date that any Notes are outstanding, the Company:

(i)            pays a dividend or makes a distribution payable exclusively in shares of Common Stock on all or substantially all shares of the Company’s Common Stock;

(ii)           subdivides the outstanding shares of Common Stock into a greater number of shares; or

(iii)          combines the outstanding shares of Common Stock into a smaller number of shares;

then the Conversion Rate will be adjusted based on the following formula:

where,

CR’         =              the Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution, or the Close of Business on the effective date of such share subdivision or combination, as applicable;

CR           =              the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution, or the Close of Business on the effective date of such subdivision or combination, as applicable;

OS’         =              the number of shares of Common Stock outstanding immediately after the Close of Business on the Record Date for such dividend or distribution, or the Close of Business on the effective date of such subdivision or combination, as applicable; and

OS           =              the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such dividend or distribution, or the Close of Business on the effective date of such subdivision or combination, as applicable.

Such adjustment shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or the effective date for such subdivision or combination, as the case may be.  If any dividend or distribution of the type described in this Section 6.2(b) is declared but not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Company’s Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(c)           Adjustment for Options, Rights and Warrants.  If, at any time (and from time to time) after the Closing Date that any Notes are outstanding, the Company distributes any rights, options or warrants (other than Excluded Securities and pursuant to a Stockholder Rights Plan (defined below)) to all or substantially all holders of the Company’s Common Stock entitling them to purchase (for a period not more than 45 days from the Record Date for such distribution) shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including the Trading Day immediately preceding the Record Date for such distribution, the Conversion Rate shall be adjusted in accordance with the formula:

where:

CR’         =              the Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

CR           =              the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

OS           =              the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Record Date for such distribution;

N                                       =                                         the total number of shares of Common Stock issuable pursuant to such rights, options or warrants;

P                                         =                                         the per-share offering price payable to exercise such rights, options or warrants for the additional shares plus the per-share consideration (if any) the Company receives for such rights, options or warrants; and

M                                    =                                         the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date with respect to the distribution.

Such adjustment shall be successively made whenever any such rights, options or warrants are distributed and shall become effective immediately after the Close of Business on the Record Date for such distribution.  To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be adjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so issued, the Conversion Rate shall be adjusted promptly to be the Conversion Rate that would then be in effect if such Record Date for such distribution had not been fixed.

For purposes of this Section 6.2(c), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Stock at less than the average of the Closing Sale Prices of Common Stock for each Trading Day in the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(d)           Adjustment for Other Distributions. If, at any time (and from time to time) after the Closing Date that any Notes are outstanding, the Company distributes to all or substantially all holders of its Common Stock any of its debt or other assets or property (including cash, rights, options or warrants to acquire Capital Stock of the Company or other securities that, together with all other distributions made within the preceding 365 days in respect of which no adjustment has been made, in the aggregate exceeds an amount equal to 7.5% of the Equity Value of the Company measured as of the date of declaration of such distribution, but excluding (i) dividends or distributions exclusively in cash referred to in Section 6.2(a), dividends or distributions (including subdivisions) referred to in Section 6.2(b) and distributions of rights, warrants or options referred to in Section 6.2(c), (ii)  rights issued to all holders of Common Stock pursuant to a Stockholder Rights Plan, where such rights are not presently exercisable, continue to trade with Common Stock and holders will receive such rights together with Common Stock upon conversion of the Notes, (iii) any Spin-off to which the provisions set forth below in Section 6.2(e) shall apply and (iv) Excluded Securities) (“Distributed Property”), the Conversion Rate shall be adjusted in accordance with the formula:

where:

CR’         =              the Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

CR           =              the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

MP          =              the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Record Date for such distribution; and

FMV       =              the fair market value, as determined by the Board of Directors, of the portion of the Distributed Property to be distributed in respect of each share of Common Stock immediately as of the Close of Business on the Record Date for such distribution.

Such adjustment shall become effective immediately after the Close of Business on the Record Date for such distribution.  Notwithstanding the foregoing, if “FMV” as set forth above is equal to or greater than “MP” as set forth above, in lieu of the foregoing adjustment, upon conversion of the Notes, the Holder shall receive, upon the same terms as holders of Common Stock, the amount and kind of Distributed Property the Holder would have received had the Holder owned a number of shares of Common Stock issued upon such conversion immediately prior to the Record Date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  If the Board of Directors or a committee thereof determines “FMV” for purposes of this Section 6.2(d) by reference to the actual or when issued trading market for any Common Stock, it must in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Record Date for such distribution.

For purposes of this Section 6.2(d), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than the average of the Closing Sale Prices of the Common Stock for each Trading Day in the applicable 10 consecutive Trading Day period, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(e)           Adjustment for Spin-Offs.  If, at any time (and from time to time) after the Closing Date that any Notes are outstanding, the Company makes a dividend or distribution on the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-off) on a national securities exchange or reasonably comparable non-U.S. equivalent, which is referred to herein as a “Spin-off,” the Conversion Rate will be adjusted based on the following formula:

CR’         =              the Conversion Rate in effect immediately after the Close of Business on the last day of the Valuation Period;

CR           =              the Conversion Rate in effect immediately prior to the Close of Business on the last day of the Valuation Period;

FMV       =              the average of the closing sale prices (calculated in the same manner as the Closing Sale Price) of the Capital Stock or similar equity interest distributed to holders of the Common

Stock applicable to one share of the Common Stock for each day during the Valuation Period; and

MP                             =                                         the average of the Closing Sale Prices of the Common Stock for each day during the Valuation Period.

For purposes of the foregoing, “Valuation Period” means the first 10 consecutive Trading Days immediately following, and including, the effective date for the Spin-off.  The adjustment to the Conversion Rate under the preceding paragraph of this Section 6.2(e) will be made immediately after the Close of Business on the last day of the Valuation Period, but will be given effect as of the Open of Business on the effective date for the Spin-off.  For purposes of determining the Conversion Rate in respect of any conversion during the 10 Trading Days commencing on the effective date for any Spin-off, references within the portion of this Section 6.2(e) related to “Spin-offs” to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date for such Spin-off to, but excluding, the relevant determination date.

If, prior to a determination date, a record date for a Spin-off has been set but the relevant dividend or distribution has not yet resulted in an adjustment to the Conversion Rate and an exercising Holder is not entitled to participate in the dividend or distribution with respect to the shares of Common Stock the Holder receives upon conversion (whether because the Holder was not a holder of such shares of Common Stock on the effective date for such dividend or distribution or otherwise), then as promptly as practicable following the determination date, the Company will deliver to the Holder a number of additional shares of Common Stock that reflects the increase to the number of shares of Common Stock issuable upon conversion of the Notes deliverable as a result of the Spin-off.

(f)                                    Adjustment for Company Tender or Exchange.  If, at any time (and from time to time) after the Closing Date that any Notes are outstanding, the Company or any of its Subsidiaries makes a payment to holders of the shares of Common Stock in respect of a tender or exchange offer, other than an odd-lot offer, by the Company or any of its Subsidiaries for shares of Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices over the 10 consecutive Trading Day period commencing on, and including the Trading Day immediately following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be adjusted based on the following formula:

CR’                            =                                         the Conversion Rate in effect immediately after the Open of Business on the Trading Day immediately following the Expiration Date;

CR                                =                                         the Conversion Rate in effect immediately prior to the Open of Business on the Trading Day immediately following the Expiration Date;

FMV                     =                                         the aggregate fair market value, as determined by the Board of Directors, of all cash and other consideration payable in such tender or exchange offer  for shares purchased in such tender or exchange offer, such value to be measured as of the expiration time of the tender or exchange offer (the “Expiration Time”);

OS                                =                                         the number of shares of Common Stock outstanding immediately prior to the Expiration Time (prior to giving effect to such tender offer or exchange offer);

OS’                            =                                         the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender offer or exchange offer); and

SP                                  =                                         the average of the Closing Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day immediately following the Expiration Date.

The adjustment to the Conversion Rate under this Section 6.2(f) will be made immediately after the Open of Business on the 11th Trading Day following the Expiration Date but will be given effect at the Open of Business on the Trading Day following the Expiration Date.  For purposes of determining the Conversion Rate, in respect of any conversion during the 10 Trading Days commencing on the Trading Day immediately following the Expiration Date, references within this Section 6.2(f) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day following the Expiration Time to, but excluding, the relevant determination date.

6.3                                 When No Adjustment Required.  No adjustment need be made pursuant to this Section 6 as a result of:

(a)                                  the issuance of the rights pursuant to the Company’s adoption of a stockholders rights plan that provides that each share of Common Stock issued upon conversion of the Notes at any time prior to the distribution of separate certificates representing rights will be entitled to receive the right (a “Stockholder Rights Plan”);

(b)                                 the distribution of separate certificates representing the rights under a Stockholder Rights Plan;

(c)                                  the exercise or redemption of the rights in accordance with any rights agreement under a Stockholder Rights Plan;

(d)                                 the termination or invalidation of the rights under a Stockholder Rights Plan;

(e)                                  upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan;

(f)                                    upon the issuance of any shares of Common Stock or options or rights to purchase or be issued those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(g)                                 ordinary course of business stock repurchases, including structured or derivative transactions pursuant to a stock repurchase program approved by the Board of Directors (but, for the avoidance of doubt, excluding transactions described in Section 6.2(f));

(h)                                 upon the issuance of any shares of Common Stock or any securities convertible into, or exchangeable for shares of Common Stock, or the right to purchase shares of Common Stock or such convertible or exchangeable securities other than as described in Sections 6.2(c) or 6.2(d); or

(i)                                     for a change in the par value of Common Stock.

If any event described in Section 6.3(a) through (d) occurs, the Holder will receive the rights upon conversion, unless, prior to any conversion, the rights have separated from the Common Stock.  If the rights have separated, the Conversion Rate will be adjusted at the time of separation as provided by Section 6.2(c) or (d), as applicable, subject to readjustment in the event of expiration, termination or redemption of such rights.

Notwithstanding the foregoing, no adjustment need be made to the Conversion Rate pursuant to Section 6.2 if all the Holders participate (at the same time as Common Stock holders participate), subject to notice of such participation to the Holder, in the transaction that would otherwise trigger the applicable adjustment, as if the Holders held a number of shares of Common Stock issuable upon conversion of the Notes then outstanding.

6.4                                 Effect of Reclassification, Consolidation, Merger or Sale.

(a)                                  Upon the occurrence of (i) any reclassification of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination covered by Section 6.2(b)), (ii) any consolidation or merger, (iii) a binding share exchange which reclassifies or changes the outstanding shares of Common Stock or (iv) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person, in each case as a result of which the holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event, a “Merger Event”), then at the effective time of the Merger Event, the right to convert the Notes will be changed into a right to convert the Notes into the type and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock issuable upon conversion of the Notes immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”) upon such Merger Event. If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any for of stockholder election), the Reference Property to be received upon exercise will be deemed to be the weighted average of the types and amounts of Reference Property to be received by the holders of Common Stock that affirmatively make such election).

(b)                                 If the Company consummates a Merger Event, the Company shall promptly provide notice to the Holder briefly describing the Merger Event and stating the type or amount of cash, securities, property or other assets that will comprise the Reference Property after any such Merger Event and any adjustment to be made with respect thereto.

(c)                                  The above provisions of this Section 6.4 shall similarly apply to successive Merger Events.

6.5                                 Simultaneous Adjustments.  In the event that this Section 6 requires adjustments to the Conversion Rate under more than one of the provisions of Section 6.2(a), (b), (c), (d) and (e) and the Record Dates (or, in the case of a Spin-off, the effective date of such a Spin-off) for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 6.2(b), second, the provisions of Section 6.2(d), third, the provisions of Section 6.2(e), fourth, the provisions of Section 6.2(a) and, fifth, the provisions of

Section 6.2(c).  To the extent the issuance of any Equity-Linked Securities would give rise to an adjustment under both Section 6.1 and any clause under Section 6.2, then only the adjustment that would result in the greatest increase to the Conversion Rate shall apply.  Any adjustment to the Conversion Rate pursuant to Section 6.4 shall be made after giving effect to all other adjustments then applicable, but in all events without duplication of any adjustments.

6.6                                 Successive Adjustments.  After an adjustment to the Conversion Rate under this Section 6, any subsequent event requiring an adjustment under this Section 6 shall cause an adjustment to the Conversion Rate as so adjusted, but in all events without duplication of any adjustments.

6.7                                 Limitation on Adjustments.  The Company shall not take any action that would result in an adjustment pursuant to the foregoing provisions in this Section 6 if that adjustment to the Conversion Rate would produce a Conversion Price less than the then par value of the shares of Common Stock issuable upon conversion of the Notes.  In no event will the Conversion Rate be decreased other than as a result of a transaction described in Section 6.2(b)(iii) or as a result of any readjustment to the Conversion Rate to reverse any prior adjustment made for a transaction that was not subsequently completed as provided in Section 6.2.  For the avoidance of doubt, an increase in the Conversion Rate results in a decrease in the Conversion Price, and vice versa.

6.8                                 Notices.

(a)                                  Promptly after any adjustment of the Conversion Rate, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail the calculation of such adjustment.

(b)                                 The Company shall give written notice to the Holders at least five (5) Business Days prior to the date on which the Company (i) closes its books or takes a record (w) with respect to any dividend or distribution on the Common Stock, (x) with respect to any pro rata subscription offer to holders of Common Stock, (y) with respect to any pro rata redemption or similar offer to holders of the Common Stock or (z) for determining rights to vote with respect to any Merger Event, dissolution or liquidation or (ii) enters into any transaction that will result in an adjustment of the Conversion Rate.

7.                                       Restrictions on Transfer.

7.1                                 Permitted Transfers.  The Holder may transfer the Notes or the shares of Common Stock issuable upon conversion of the Notes to any Person:

(a)                                  pursuant to a registration statement that is, at the time of such transfer, effective under the Securities Act;

(b)                                 pursuant to Rule 144; or

(c)                                  in a transaction otherwise exempt from the registration requirements of the Securities Act (subject to the requirements of such exemption).

7.2                                 Terms of Transfer.  Notwithstanding the foregoing, the following terms and conditions will apply to each transfer provided for in Section 7.1:

(a)                                  in the case of a transfer pursuant to Section 7.1(b) or (c), as a condition precedent to such transfer, unless otherwise agreed by the Company in writing, the transferor must deliver an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities Laws; and

(b)                                 no Holder that is subject to the Company’s then-applicable insider trading policy may transfer any of the Notes or any shares of Common Stock issuable upon conversion of the Notes except to the extent permitted under such trading policy.

(c)                                  Except as provided in Section 7.1 above, the Notes and the shares of Common Stock issuable upon conversion of the Notes may not be transferred in whole or in part by the Holder.  In order to effect any transfer or partial transfer of Notes, the Holder shall deliver the Notes to the Company with the notice of transfer in the form attached as Exhibit F (the “Notice of Transfer”) completed and duly executed.  Upon receipt of Notice of Transfer and the opinion of counsel required by this Section 7, if any, the Company shall promptly (i) issue to the transferee a new Note for the principal amount of Notes assigned by the Holder, and (ii) to the extent the transfer contemplated by the Notice of Transfer is not for the entire principal amount of Notes, issue to the Holder a replacement Note representing the balance of such Note.  The Company shall maintain at the Registrar office a record of the names and addresses of the Holders hereunder and the principal amount (and stated interest thereon) of any Notes held by such Holders (the “Register”).  Notwithstanding anything herein to the contrary, a Note shall be transferred (in whole or in part) only by the recordation of such transfer on the Register.

(d)                                 The Company shall not be required to register any transfer of the Notes or the shares of Common Stock issuable upon conversion of the Notes in violation of this Section 7 or applicable securities Laws.  The Company may place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section and applicable securities Laws.

(e)                                  Each Holder, severally and not jointly, agrees from and after the date of this Agreement until the earlier of (x) the third anniversary of the Closing Date or (y) the date on which such Holder or its Affiliates no longer owns Notes, Common Stock or warrants to purchase Common Stock representing 10% or more of the Common Stock (calculated assuming all shares of Common Stock then issuable pursuant to the Notes and exercise of the warrants are outstanding), such Holder shall not, and shall not permit its Affiliates or any Person acting on behalf of, or pursuant to any understanding with, the Holder or its Affiliates to, engage in Short Sales, derivatives, participations, swaps or other arrangements that transfer to another Person, in whole or in part, any of the economic consequences of ownership of the Common Stock or the Notes held by the Holder or its Affiliates without transferring title or legal ownership of such Notes or Common Stock.

7.3                                 Legends.  The following legends will appear on the face of all Notes issued under this Agreement unless specifically stated otherwise in the applicable provisions of this Agreement.

(a)                                  Private Placement Legend.

(A)                              Except as permitted by subparagraph (B) below, each Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE

OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144 (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE COMPANY A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  WITH RESPECT TO ANY TRANSFER CONTEMPLATED BY CLAUSES (2)(B), (C), (D) OR (E) ABOVE, THE HOLDER SHALL BE REQUIRED TO DELIVER A LEGAL OPINION REASONABLY ACCEPTABLE IN FORM AND SUBSTANCE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.  IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE COMPANY.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.”

(B)                                Notwithstanding the foregoing, if requested in writing by a Holder accompanied by a legal opinion reasonably acceptable in form and substance to the Company that such Private Placement Legend is eligible to be removed, any Note resold pursuant to Rule 144 in a manner that results in such Note no longer constituting a restricted security or pursuant to an effective registration statement (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(b)                                 Original Issue Discount Legend.   Each Note will bear a legend in substantially the following form:

“FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL

ISSUE DISCOUNT; THE ISSUE PRICE, AMOUNT OF ORIGINAL DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY WITH RESPECT TO THESE NOTES MAY BE OBTAINED BY WRITING TO THE CHIEF FINANCIAL OFFICER OF THE BORROWER AT THE ADDRESS SET FORTH IN SECTION 13.7 HEREIN.”

8.                                       Subordination.

8.1                                 Agreement to Subordinate.  The Company agrees, and each Holder by accepting a Note agrees, that the indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Section 8, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

8.2                                 Liquidation; Dissolution; Bankruptcy.  Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company’s assets and Liabilities:

(a)                                  holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive and retain Permitted Junior Securities); and

(b)                                 until all Obligations with respect to Senior Debt (as provided in clause (a) above) are paid in full, any distribution to which Holders would be entitled but for this Section 8 will be made to holders of Senior Debt (except that Holders of Notes may receive and retain Permitted Junior Securities), as their interests may appear.

8.3                                 Default on Designated Senior Debt.

(a)                                  The Company may not make any payment or distribution to any Holder in respect of Obligations with respect to the Notes and may not acquire from any Holder any Notes for cash or property (other than Permitted Junior Securities) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

(i)                                     payment default on Designated Senior Debt occurs and is continuing; or

(ii)                                  any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Holders receive a notice of such default (a “Payment Blockage Notice”) from the Company of the holders of any Designated Senior Debt.  If the Company receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice will be effective for purposes of this Section 8.3 unless and until (A) at least 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal of, premium on, if any, and interest and Special Interest, if any, on, the Notes that have come due have been paid in full in cash.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Company may be, or may be made, the basis for a subsequent Payment

Blockage Notice unless such default has been cured or waived for a period of not less than 90 days. Notwithstanding the foregoing, the Company may make payment on the Notes if the Company receives written notice approving such payment from the Representative of each series of any Designated Senior Debt then outstanding with respect to which either of the events set forth in clauses (i) and (ii) of this clause (a) has occurred and is continuing.

(b)                                 The Company may and will resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

(i)                                     in the case of a payment default, upon the date upon which such default is cured or waived, and

(ii)                                  in the case of any other default, upon the earliest of (A) the date on which such nonpayment default is cured or waived, (B) 179 days after the date on which the applicable Payment Blockage Notice is received, and (C) the date the Company receives notice from the Representative of each series of Designated Senior Debt then outstanding rescinding such Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated.

8.4                                 Acceleration of Notes.  If payment of the Notes is accelerated because of an Event of Default, the Company will promptly notify holders of Senior Debt of the acceleration.

8.5                                 When Distribution Must Be Paid Over.  In the event that any Holder of the Notes receives any payment of any Obligations with respect to the Notes (other than Permitted Junior Securities) at a time when the payment is prohibited by Section 8.3 and the Holder has actual knowledge that the payment is prohibited by Section 8.3, such payment will be held by such Holder, in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the agreement, indenture or other document (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

8.6                                 Notice by Company.  The Company will promptly notify the Holders of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Section 8, but failure to give such notice will not affect the subordination of the Notes to the Senior Debt as provided in this Section 8.

8.7                                 Subrogation.  After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes will be subrogated (equally and ratably with all other indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt.  A distribution made under this Section 8 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

8.8                                 Relative Rights.  This Section 8 defines the relative rights of Holders of Notes and holders of Senior Debt.  Nothing in this Agreement will:

(i)                                     impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium on, if any, and interest and Special Interest, if any, on, the Notes in accordance with their terms;

(ii)                                  affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

(iii)                               prevent any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

If the Company fails because of this Section 8 to pay principal of, premium on, if any, or interest or Special Interest, if any, on, a Note on the due date, the failure is still a Default or Event of Default.

8.9                                 Subordination May Not Be Impaired by Company.  No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Notes may be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Agreement.

8.10                           Distribution or Notice to Representative.  Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

Upon any payment or distribution of assets of the Company referred to in this Section 8, the Holders of Notes will be entitled to rely upon any Order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 8.

8.11                           Amendments.  The provisions of this Section 8 may not be amended or modified without the written consent of the holders of all Senior Debt.  In addition, any amendment to, or waiver of, the provisions of this Section 8 that adversely affects the rights of the Holders of the Notes will require the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding.

9.                                       Events of Default.

9.1                                 Definition.  Each of the following is an “Event of Default”:

(a)                                  default, for 15 days after notice to the Company by the Holders of at least a majority in aggregate principal amount of the Notes in the payment when due of interest, AHYDO Catch-up Payment and Special Interest, if any, on the Notes, whether or not prohibited by the subordination provisions of this Agreement;

(b)                                 default, after notice to the Company by the Holders of at least a majority in aggregate principal amount of the Notes, in the payment when due (at maturity, upon redemption or otherwise) of the principal (including PIK Interest previously paid) of, or premium on, if any, the Notes, whether or not prohibited by the subordination provisions of this Agreement;

(c)                                  failure by the Company or any of its Subsidiaries after notice to the Company by the Holders of at least a majority in aggregate principal amount of the Notes to comply with the provisions of Section 3.9;

(d)                                 failure by the Company or any of its Subsidiaries for 30 days after notice to the Company by the Holders of at least a majority in aggregate principal amount of the Notes to comply with any of the other agreements in this Agreement;

(e)                                  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness (other than Non-Recourse Indebtedness) for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such indebtedness or guarantee now exists, or is created after the date of this Agreement, if that default:

(i)                                     is caused by a failure to pay principal of, premium on, if any, or interest on, if any, such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or

(ii)                                  results in the acceleration of such indebtedness prior to its express maturity,

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more and is not cured within 10 days following notice to the Company by the Holders of at least a majority in aggregate principal amount of the Notes;

(f)                                    failure by the Company or any of its Material Subsidiaries to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $10 million (net of any amounts covered by insurance or pursuant to which the Company is indemnified), which judgments are not paid, discharged or stayed, for a period of 60 days after notice to the Company by the Holders of at least a majority in aggregate principal amount of the Notes and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed;

(g)                                 the Company or any of its Subsidiaries that is a Material Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Material Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(i)                                     commences a voluntary case,

(ii)                                  consents to the entry of an Order for relief against it in an involuntary case,

(iii)                               consents to the appointment of a custodian of it or for all or substantially all of its property,

(iv)                              makes a general assignment for the benefit of its creditors, or

(v)                                 generally is not paying its debts as they become due; or

(h)                                 a court of competent jurisdiction enters an Order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Company or any of its Subsidiaries that is a Material Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Material Subsidiary in an involuntary case;

(ii)                                  appoints a custodian of the Company or any of its Subsidiaries that is a Material Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Material Subsidiary or for all or substantially all of the property of the Company or any of its Subsidiaries that is a Material Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Material Subsidiary; or

(iii)                               orders the liquidation of the Company or any of its Subsidiaries that is a Material Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Material Subsidiary;

and the Order or decree remains unstayed and in effect for 60 consecutive days.

9.2                                 Acceleration.

(a)                                  In the case of an Event of Default specified in clause (g) or (h) of Section 9.1, with respect to the Company, any Subsidiary of the Company that is a Material Subsidiary or any group of Subsidiaries of the Company that, taken together, would constitute a Material Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Holders of at least 33 1/3% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  Upon any such declaration, the Notes shall become due and payable immediately.

(b)                                 The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Company may, on behalf of all of the Holders of all the Notes, rescind an acceleration and its consequences hereunder, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal of, premium on, if any, on the Notes that has become due solely because of the acceleration) have been cured or waived.

9.3                                 Other Remedies.  If an Event of Default occurs and is continuing, the Holders may pursue any available remedy to collect the payment of principal of, and premium, if any, on the Notes or to enforce the performance of any provision of the Notes or this Agreement; provided that only Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available or exercising any trust or power conferred on the Holders.  Except as provided in the immediately preceding sentence, no individual Holder or group of Holders may pursue any remedy with respect to this Agreement or any Note.  A delay or omission by the Holders of Notes in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by Law.

9.4                                 Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Company may, on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

10.                               Amendment, Supplement and Waiver.

10.1                        Without Consent of Holders of Notes.  The Company may not amend or supplement this Agreement without the consent of Holders of the Notes.

10.2                        With Consent of Holders of Notes.  Except as provided below in this Section 10.2, (i) the Company may amend this Agreement and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, PIK Interest and Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), (ii) any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest or Special Interest, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Agreement or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, PIK Interest and Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes) or (iii) the Company may amend or supplement this Agreement to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Agreement as of the date hereof, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, PIK Interest and Additional Notes, if any) voting as a single class.

Upon receipt of the requisite consents, the Company and Holders representing the requisite consents may enter into an amendment to this Agreement.  It is not necessary for the consent of Holders of Notes under this Section 10.2 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

Notwithstanding the foregoing, without the consent of each Holder affected, an amendment, supplement or waiver to this Agreement may not (with respect to any Notes held by a non-consenting Holder):

(a)                                 Reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)                                 Reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except with respect to Section 3.8);

(c)                                  Reduce the rate of or change the time for payment of interest, including Default Interest, on any Note;

(d)                                 Waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest or Special Interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(e)                                  Make any Note payable in money other than that stated in the Notes;

(f)                                   Make any change in the provisions of this Agreement relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium on, if any, or interest or Special Interest, if any, on, the Notes;

(g)                                  Waive a redemption payment with respect to any Note (other than a payment required by Section 3.9); and

(h)                                 Make any change in the preceding amendment and waiver provisions.

Section 8.11 provides additional requirements regarding any amendment to the subordination provisions of this Agreement.

10.3                        Revocation and Effect of Consents.  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by such Holder and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder thereof may revoke the consent as to its Note by providing written notice of revocation to the Company before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Each Holder and its successors and assigns acknowledge that by the operation of this Section 10, the Holders representing a majority in principal amount of the Notes then outstanding, acting in conjunction with the Company, will have the right and power to diminish or eliminate any or all rights pursuant to this Agreement.

11.                               Representations and Warranties.

11.1                        Representations and Warranties of the Company.  Except as set forth in the corresponding sections of the disclosure schedule (the “Company Disclosure Schedule”) which is being delivered by the Company to the Investors concurrently herewith and except as disclosed in, and reasonably apparent from, the Company SEC Documents publicly available prior to the date of this Agreement and only as and to the extent disclosed therein (other than disclosures in any schedules thereto or in any documents incorporated by reference therein and other than any forward looking disclosures set forth in any risk factor section, any disclosures in any section relating to forward looking statements and any other disclosures included therein to the extent they are primarily predictive or forward-looking in nature), the Company represents and warrants to the Investors as of the date hereof and as of the Closing that:

(a)                                 Organization.  (i) The Company is duly incorporated, validly existing and in good standing under the Laws of Maryland with all requisite power and authority required to conduct its business as presently conducted.  The Company has heretofore made available to each Investor true and complete copies of the Constituent Documents of the Company and its Subsidiaries and each such Constituent Document is in full force and effect.  (ii) The Company and each Subsidiary of the

Company is duly qualified or licensed to transact business and is in good standing in all jurisdictions where the ownership or operation of its assets and properties or the conduct of its business requires such qualification, except where the failure to be so licensed or in good standing would not have a Company Material Adverse Effect.

(b)                                 Authorization; Enforceability.  The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder.  The execution and delivery by the Company of this Agreement and the Registration Rights Agreement and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all requisite corporate action of the Company, subject only to obtaining Stockholder Approval at a duly held meeting of the Company’s stockholders (the “Stockholders Meeting”) or any adjournment or postponement thereof.  The Board of Directors has determined (based on the recommendation of a special committee of the Board of Directors) that this Agreement and the transactions contemplated hereby are in the best interests of the Company and its stockholders, has resolved to recommend that holders of Common Stock vote in favor of the issuance of the shares of Common Stock issued in connection with the conversion of the Notes be submitted to the Company’s stockholders for approval at the Stockholders Meeting and has taken any required action to make any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation enacted under the MGCL inapplicable to the transactions contemplated hereby.  No other corporate action on the part of the Company or its stockholders is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereunder and thereunder.  This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company, and assuming this Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the other parties hereto or thereto, constitutes or will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies; and (ii) general principles of equity, including principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

(c)                                  Subsidiaries; Investments.

(i)                                     Section 4.3(a) of the Company Disclosure Schedule sets forth the name and jurisdiction of organization of each Subsidiary of the Company.  Each of the Company’s Subsidiaries is an entity duly organized, validly existing and (to the extent the concept of good standing exists in the applicable jurisdiction) in good standing under the laws of its jurisdiction of organization.  Each of the Company’s Subsidiaries has all requisite corporate or other similar organizational power and authority to own, lease and operate its properties and to carry on its business as now being conducted except where the failure to be so licensed or in good standing would not have a Company Material Adverse Effect.

(ii)                                  Other than any interests in the Company’s Subsidiaries and, except as set forth in Section 4.3(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns any Equity Interests in any Person.  All Equity Interests in each Subsidiary of the Company are owned by the Company or another Subsidiary of the Company free and clear of any Liens, other than Permitted Liens.

(d)                                 Capitalization.  The Company is authorized to issue 500,000,000 shares of Common Stock and 100,000,000 shares of preferred stock of the Company, par value $0.001 per share (the “Preferred Stock”).  As of the date of this Agreement, (i) 6,454,924 shares of Common Stock are issued and outstanding, (ii) no shares of Preferred Stock are issued and outstanding, (iii) the Company has reserved (A) 308,164 shares of Common Stock for issuance pursuant to the grant of outstanding restricted stock units and (B) 3,000,000 shares of Common Stock for issuance pursuant to exercise of outstanding warrants to purchase Common Stock and (iv) no other shares of Common Stock, other voting securities of the Company or shares of Preferred Stock have been issued, reserved for issuance or outstanding.  All issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid, nonassessable and not subject to preemptive rights.  There are no other outstanding calls, rights, commitments, agreements, arrangements or undertakings of any kind, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold Equity Interests in the Company, or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.  There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Equity Interests of the Company.  There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its Equity Interests or make any material investment (in the form of a loan, capital contribution or otherwise) in any Person.

(e)                                  Compliance with Laws.

(i)                                     Except as disclosed in Section 4.5 of the Company Disclosure Schedule, the Company and its Subsidiaries are not in material violation of, and have not violated in any material respect, any applicable Law affecting or related to the Company, any of its Subsidiaries or any Company CLO Issuer and any of their businesses, operations, assets or employees.  To the Knowledge of the Company, no investigation or review by any Governmental Authority with respect to the Company or any of its Subsidiaries or any Company CLO Issuer is pending or threatened and no Governmental Authority has indicated an intention to conduct the same.

(ii)                                  None of the Company or any of its Subsidiaries, or any of their managers, directors or officers acting for or on their behalf, or, to the Knowledge of the Company, any employee or agent of the Company or any of its Subsidiaries or any Person acting for or on their behalf, has, directly or indirectly, (i) used any funds for unlawful contributions, gifts, gratuities, entertainment or other unlawful expenses related to political activity, (ii) made any payment or offered, promised or authorized the payment of anything of value, regardless of form, whether in money, property or services, to or for the benefit of any U.S. or non-U.S. government official or employee, any official or employee of a public international organization, or any political party or candidate for political office for the purpose of influencing any act or decision of such individual or of any Governmental Authority or public international organization, or securing any improper advantage, in order to obtain or retain business or direct business to any Person in violation of applicable Law, (iii) made any other unlawful payment, regardless of form, whether in money, property or services, including any payment which constitutes criminal bribery under applicable Law or (iv) violated any applicable export control, money laundering or anti-terrorism law or regulation, or any other applicable anti-bribery law or regulation, of any applicable jurisdiction, or any applicable Law of similar effect.

(f)                                   Non-Contravention; Consents and Approvals.  The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the consummation by the Company of the transactions contemplated hereby and thereby, and the performance by the Company of its obligations hereunder and thereunder, except as set forth in Section 4.6 of the Company Disclosure Schedule: (i) do not violate any provision of the Constituent Documents of the Company or any of its Subsidiaries; and (ii)(A) do not conflict with or violate any applicable Law of any Governmental Authority having jurisdiction over the Company or any of its Subsidiaries or any part of the properties or assets of the Company or any of its Subsidiaries, (B) do not require the Consent of any Person under, violate, result in the termination or acceleration of or of any right under, give rise to or modify any right or obligation under (whether or not in combination with any other event or circumstance), or conflict with, breach or constitute a default under (in each case with or without notice, the passage of time or both), any Contract to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound, (C) do not result in the creation or imposition of any Lien on any part of the properties or assets of the Company or any of its Subsidiaries, (D) do not violate any Order binding on the Company or any of its Subsidiaries or any part of its or their properties or assets, and (E) except for the Stockholder Approval and the filing with the SEC of the Proxy Statement and the Other Filings, does not otherwise require any Governmental Approvals or any Third Party Consents other than the Consents set forth on Section 5.7(a)(i) and (ii) of the Company Disclosure Schedule, except in the case of (B), (C), (D) or (E) for any of the foregoing, that, individually or in the aggregate would not have a Company Material Adverse Effect.

(g)                                  SEC Reports and Financial Statements.

(i)                                     Since December 31, 2008, the Company has timely filed or otherwise furnished (as applicable) all registration statements, prospectuses, forms, reports, definitive proxy statements, schedules, statements and documents required to be filed or furnished by it under the Exchange Act, (such documents as amended, as have been supplemented, modified or amended since the time of filing so long as such supplement, modification or amendment has occurred prior to the date of this Agreement, collectively, the “Company SEC Documents”).  As of their respective filing dates (and if so amended or superseded, then on the date of such subsequent filing) the Company SEC Documents (i) did not (or with respect to Company SEC Documents filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder.  None of the Company Subsidiaries is currently required to make any filings with the SEC other than DCM in its capacity as a registered investment advisor.  All of the audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its Subsidiaries included in the Company SEC Documents (collectively, the “Company Financial Statements”) (A) have been or will be, as the case may be, prepared from the Books and Records of the Company and its Subsidiaries, (B) have been or will be, as the case may be, prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments that are not material in amount or nature and as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor or like form under the Exchange Act) and (C) fairly present in all material respects the consolidated financial position and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its Subsidiaries as of the dates and for the periods referred to therein.

(ii)                                  Without limiting the generality of Section 11.1(e)(i), (i) Deloitte & Touche LLP has not resigned or been dismissed as independent public accountant of the Company as a result of or in connection with any disagreement with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, (ii) no executive officer of the Company has failed in any respect to make, without qualification, the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any form, report or schedule filed by the Company with the SEC since

December 31, 2008 and (iii) no enforcement action has been initiated or, to the Knowledge of the Company, threatened against the Company by the SEC relating to disclosures contained in any Company SEC Document.

(iii)                               The Company has not received any complaint, allegation, assertion or claim in writing regarding a material aspect of the accounting practices, procedures, methodologies or methods of the Company’s internal accounting controls, including any such complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or audit practices.  The Company has made available to the Company any management letters, or other formal communications, including with respect to proposed adjustments, from any of the Company’s auditors to the Company, any officer of the Company or the Board of Directors, in any case regarding (1) any significant deficiencies and material weaknesses in the design or operation of disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) or of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which have adversely affected or are reasonably likely to adversely affect the ability of the Company to record, process, summarize and report financial date, (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, or (3) any other deficiencies in the accounting system of the Company.

(h)                                 Absence of Certain Changes and Events.  Since December 31, 2009 (the “Balance Sheet Date”), (a) the Company has conducted, and has caused its Subsidiaries to conduct, their respective businesses only in the ordinary course and consistently with past practice; (b) the Company and its Subsidiaries have not suffered any event, change, occurrence, facts or circumstance that, individually or in the aggregate with any other events, changes, occurrences or circumstances, has had or would reasonably be expected to have a Company Material Adverse Effect; and (c) there has not been any action, omission or event that would be prohibited by or would have required consent of the Investors pursuant to Section 5.2 of the Acquisition Agreement had such action, omission or event been taken, occurred or arisen after the date of this Agreement.

(i)                                     No Undisclosed Liabilities.  (a) Except (i) for those Liabilities that are reflected on or reserved against in the Company’s December 31, 2009 balance sheet or disclosed in the notes thereto, and (ii) for those Liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, and not, individually or in the aggregate, material to the Company and its Subsidiaries, the Company and its Subsidiaries do not have any Liabilities of any kind or nature whatsoever, whether known or unknown, accrued, contingent, absolute, determined, or determinable, or whether otherwise due or to become due, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a Liability.

(j)                                    Regulatory Compliance.

(i)                                     None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any other Person “associated” (as defined under the Investment Advisers Act) with the Company or any of its Subsidiaries during the preceding ten years, has been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) through (4) and 203(e)(7) through (9) of the Investment Advisers Act or Rule 206(4)-4(b) thereunder or has engaged in any conduct, except for the investigation described in Section 4.10(c) of the Company Disclosure Schedule, been involved in any Legal Proceeding or is or was subject to any Order that is required to be disclosed on a Form ADV.

(ii)                                  Each of the Company and its Subsidiaries required to be registered as an investment adviser under the Investment Advisers Act and the rules and regulations thereunder is registered as such and has completed notice filings for each state listed in Section 4.10(b) of the Company Disclosure Schedule, which jurisdictions are the only jurisdictions wherein such Person is required to make such filings.

(iii)                               Each Subsidiary of the Company that is registered as an investment adviser under the Investment Advisers Act has filed a Form ADV with the SEC in accordance with the Investment Advisers Act, which Form ADV at the time of filing was (and with respect to Form ADV Part II, was as of its date), and as amended and supplemented as of the date hereof is, in effect pursuant to and in material compliance with the requirements of the Investment Advisers Act.  The Company has heretofore made available to the Investors true and correct copies of the Forms ADV for 2008 and 2009 as amended or supplemented as of the date hereof.  Each of the investment management entities and each of its investment adviser representatives (as such term is defined in Rule 203A-3(a) under the Investment Advisers Act) has, and until the time of the Closing will have, all Governmental Approvals required in order for them to lawfully conduct the investment advisory services of the Company and its Subsidiaries in the manner presently conducted, and all such Governmental Approvals are in full force and effect and are being complied with in all respects, in each case except to the extent the failure to have such Governmental Approvals or the failure to comply with any such Governmental Approval has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  DCM is not subject to any material limitation relating to the investment adviser activities of DCM imposed in connection with one or more of the Governmental Approvals.  Except as set forth in Section 4.10(c) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries or, in connection with their service to the Company and its Subsidiaries, any of their respective directors, officers or employees is registered or required to be registered as a broker or dealer, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a transfer agent, a registered representative or associated person, a counseling officer, an insurance agent, a sales person or in any similar capacity with the SEC, the Commodity Futures Trading Commission, the NFA, FINRA, the securities commission of any state or any other self-regulatory body and each such Person set forth on Section 4.10(c) of the Company Disclosure Schedule is duly registered as required by Law.  None of the Company, any of its Subsidiaries or, in connection with their service to the Company and its Subsidiaries, any of their respective directors, officers or employees, during the preceding ten years, has been convicted of any crime, or is or has been the subject of a denial, suspension or revocation of registration with the CFTC or the NFA as a “commodity pool operator” (as such term is defined in the Commodity Exchange Act).

(iv)                              None of the Company, any Subsidiary, or any Company CLO Issuer is registered as, or is required to be registered as Registered Investment Company, and no other Person to whom the Company or any Subsidiary renders Investment Management Services is a Registered Investment Company.

(v)                                 No person, other than employees of the Company or any of its Subsidiaries, renders Investment Management Services to or on behalf of Clients or solicits Clients with respect to the provision of Investment Management Services by the Company or any of its Subsidiaries.

(vi)                              DCM has adopted a written policy regarding insider trading and a code of ethics, which complies in all material respects with all applicable provisions of the Investment Advisers Act (including with respect to insider trading and personal trading under Section 204A thereof and Rule 204A-1 thereunder), copies of which have been made available to the Investors.  All of the employees of the Company and its Subsidiaries have executed acknowledgments that they are bound by the provisions of the applicable insider trading policies and code of ethics.  DCM has adopted a written compliance program regarding its satisfaction of the requirements of Rule 206(4)-7 under the Investment Advisers Act. To the Knowledge of the Company, during the past three (3) years, there have been no material violations or allegations of material violations of such codes of ethics or insider trading policies.  The Investment Management Entity has adopted a written compliance program regarding the Investment Management Entity’s satisfaction of the requirements of Rule 206(4)-7 under the Investment Advisers Act.

(vii)                           No exemptive Orders, “no-action” letters or similar exemptions or regulatory relief have been obtained, and no requests are pending therefor, by or with respect to the Company, any of its Subsidiaries or any Company CLO Issuer or any employee of any such Person in connection with the business of the Company or any of its Subsidiaries or any Company CLO Issuer.

(k)                                 Litigation.  Except as disclosed in Section 4.13 of the Company Disclosure Schedule, (a) there is no material Legal Proceeding pending nor, to the Knowledge of the Company, threatened against the Company, its Subsidiaries or the Company CLO Issuers before any Governmental Authority, (b) none of the Company, its Subsidiaries or the Company CLO Issuers is a party to or is subject to any Order or other arrangement with any Governmental Authority and none of the Company, its Subsidiaries or the Company CLO Issuers has been notified by any Governmental Authority to the effect that such Governmental Authority is contemplating issuing or requesting any such Order or other arrangement, and (c) none of the Company, its Subsidiaries or the Company CLO Issuers is in default under, or has failed to comply with, any material Order applicable to it.

(m)                             Taxes.  Each of the Company and its Subsidiaries has timely filed or caused to be timely filed all material Tax Returns required to be filed by it.  All such Tax Returns, when filed were true, correct and complete in all material respects.  Each of the Company and its Subsidiaries has paid all material Taxes due and payable by it and has made adequate provision in accordance with GAAP for any material Taxes not yet due and payable by it.

(n)                                 Employment Benefit Plans.

(i)                                     Section 4.15(a) of the Company Disclosure Schedule identifies each Company Benefit Plan.  The Company has delivered or made available to the Investor true and complete copies of each Company Benefit Plan and all amendments thereto (and for any Company Benefit Plan that is not in writing, a written description of the material terms thereof), current summary plan descriptions (and all summaries of material modifications thereto) of each of the Company Benefit Plans subject to ERISA and similar descriptions of all other Company Benefit Plans, the trust agreement, insurance contract or other documentation of any funding arrangement related to each Company Benefit Plan, any material communications to and from any Governmental Authority or to or from any participant of a Company Benefit Plan (or a written description of any material oral communications), the most recent Form 5500 and related schedules for each Company Benefit Plan subject to ERISA’s reporting requirements, the two most recent actuarial reports and audited financial statements, and the most recent determination or opinion letter from the IRS with respect to the qualified status of each of the Company Benefit Plans that is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code.  The Company Benefit Plans have been established, maintained, operated and administered in all material respects in accordance with their terms and are in compliance in all material respects with the applicable Law, including ERISA and the Code.  Each Company Benefit Plan which is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code has been determined by the IRS to be a qualified plan (in form) by the issuance of a favorable determination or opinion letter by the IRS.  There is no pending or, to the Knowledge of the Company, threatened material legal actions, suits, Liens, complaints or claims relating to any Company Benefit Plan and no circumstances which could cause the loss of such qualification of any Company Benefit Plan intended to be qualified under Section 401(a) of the Code.  To the Knowledge of the Company, in the two years immediately preceding the Closing Date, the Company and its Subsidiaries have not engaged in a transaction in connection with which the Company or any of its Subsidiaries would be subject to either a civil penalty pursuant to Section 502(i) of ERISA or Tax pursuant to Section 4975 of the Code that could reasonably be expected to have a Company Material Adverse Effect.  No material action, suit, proceeding, hearing or investigation with respect to the administration of the investment of the assets of any of the Company Benefit Plans (other than routine claims for benefits) is pending or, to the Knowledge of the Company, threatened.  No Company Benefit Plan is subject to Section 302 of ERISA, Title IV of ERISA or Section 412 of the Code and neither the Company, any of its Subsidiaries, nor any member of their Controlled Groups (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code) have at any time in the five years immediately prior to the Closing Date sponsored or contributed to, or had any Liability or obligation with respect to any plan subject to Section 302 of ERISA, Title IV of ERISA or Section 412 of the Code.  The Company and its Subsidiaries do not have any present or future Liability under any of the Company Benefit Plans to provide death, medical, life or other health and welfare benefits with respect to any of their employees or other service providers (or their spouses, beneficiaries, or dependents) subsequent to the retirement or other termination of service of any such employee or service provider, other than continuation coverage as described under Part 6 of Title I of ERISA.  The Company and its Subsidiaries do not maintain or otherwise have any Liability with respect to any deferred compensation, excess benefit or other non-qualified supplemental retirement plan, program or arrangement.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (whether alone or in conjunction with any other event), will (i) result in (or any material increase in) any compensation or payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any current or former director, officer, partner, member, consultant or employee of the Company or any of its Subsidiaries under any of the Company Benefit Plans or otherwise from the Company or any of its Subsidiaries, (ii) materially increase any benefits otherwise payable or result in any new obligation under any Company Benefit Plans, (iii) result in any material acceleration of the time of payment, funding or vesting of any such benefit (whether through a grantor trust or otherwise), or (iv) result in any limitation or restriction on the right of the Company or any of its Subsidiaries to amend or terminate any Company Benefit Plan.  All material contributions and other payments required to be made by the Company and its Subsidiaries to any of the Company Benefit Plans with respect to any period ending at the Closing Date have been made or reserves adequate for such contributions or other payments have been set aside therefore and have been reflected in the Company Financial Statements in accordance with GAAP.  There are no material outstanding Liabilities of any of the Company Benefit Plans other than Liabilities for benefits to be paid to participants and their beneficiaries in accordance with the terms of such Company Benefit Plan.  The Company and its Subsidiaries do not maintain any Company Benefit Plan outside of the United States of America.  Except as provided by applicable Law, there are no restrictions on the rights of the Company and its Subsidiaries to amend or terminate any of the Company Benefit Plans.

(ii)                                  With respect to the agreements, contracts, plans or other arrangements to which the Company or any of its Subsidiaries is a party, each such agreement, contract, plan or other arrangement that is or that forms a part of a non-qualified deferred compensation plan described in Section 409A, has been operated in compliance with Section 409A and is in compliance with Section 409A, except for any failure that would not, individually or in the aggregate, impose a material Liability.

(o)                                 Employment Matters.  There are no employment or consulting Contracts to which the Company or any of its Subsidiaries is a party or by which it is bound or otherwise has any present or future Liability other than as listed on Section 4.16 of the Company Disclosure Schedule, true and complete copies (and any amendments thereto) of which have been made available to the Investors.  The Company and its Subsidiaries are not, and have not in the past five years been, a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company or any of its Subsidiaries.  To the Knowledge of the Company, there are no organizing activities involving the Company or any of its Subsidiaries pending or threatened with any labor organization or group of employees of the Company or any of its Subsidiaries and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority relating to the Company or any of its Subsidiaries.  There have not been in the past five years and are not currently any pending, or, to the Knowledge of the Company, threatened, labor strikes, disputes, walkouts, work stoppages, slowdowns, demonstrations, leafleting, picketing, boycott, work-to-rule campaign, sit-in, sick-out, union election, governmental investigation or lockout with respect to employees of the Company or any of its Subsidiaries.  There are no material unfair labor practice charges or complaints, grievances, arbitrations or arbitration demands, lawsuits or administrative or other proceedings pending or, to the Knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company or any of its Subsidiaries or brought or filed, with any authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any of its Subsidiaries or any basis for any of the foregoing.  There are no material charges or complaints alleging sexual or other harassment or other discrimination by the Company, any of its Subsidiaries or any of their respective employees or agents pending or, to the Knowledge of the Company, threatened in each case against the Company or any of its Subsidiaries.  The Company and its Subsidiaries are in compliance in all material respects with all Laws governing the employment of labor, including all such Laws relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, labor relations, working conditions, employee scheduling, family and medical leave, employment and reemployment of members of the uniformed services, employment terminations, classification of Persons as independent contractors, workers’ compensation disability, employee benefits, severance payments, unemployment and the collection and payment of withholding and/or Taxes due under the U.S. Old-Age, Survivors, and Disability Insurance program, and similar Taxes.  The Company and its Subsidiaries have complied in all material respects with WARN and have not incurred any Liability or obligation which remains unsatisfied under WARN.

(p)                                 Information Provided.  The written information to be supplied by or on behalf of the Company for inclusion in the Proxy Statement to be sent to the stockholders of the Company in connection with the Stockholders Meeting shall not, on the date the Proxy Statement is first mailed to stockholders of the Company, at the time of the Stockholders Meeting or at Closing, contain any statement that, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting that has become false or misleading.  If at any time prior to the Stockholders

Meeting any fact or event relating to the Company or any of its Affiliates that should be set forth in a supplement to the Proxy Statement should be discovered by the Company or should occur, the Company shall, promptly after becoming aware thereof, inform the Investors of such fact or event.

(r)                                    Issuance of Notes.  The issuance of the Notes to the Investors has been duly authorized by the Company, and, when issued and delivered by the Company, will have been duly executed, issued and delivered, will be free from all taxes and Liens with respect to the issuance thereof and will constitute valid and legally binding obligations of the Company, entitled to the benefits of this Agreement.  As of the date hereof, a number of shares of Common Stock have been duly authorized and reserved for issuance in an amount equal to 100% of the maximum number of shares of Common Stock issuable upon the conversion of the Notes (assuming that no PIK Interest is paid).  Upon the conversion of the Notes, the shares of Common Stock issued in connection with the conversion will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes and Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  The offer and issuance by the Company of the Notes and the shares of Common Stock issued in connection with the conversion of the Notes is exempt from registration under the Securities Act.

(s)                                  Margin Rules.  The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the sale of the Notes will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(t)                                    Independent Investigation.  The Company hereby acknowledges and affirms that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby it has relied solely on its own investigation, analysis and evaluation of the Investors and is not relying in any way on any representations and warranties, including any implied warranties, made by the Investors, the Affiliates of the Investors or made on behalf of the Investors by any other Person other than the representations and warranties made expressly by the Investors in this Agreement and each applicable Transaction Document.

(u)                                 Registration Rights; Voting Rights.

(i)                                     Except as provided in the Registration Rights Agreement, the Company has not granted or agreed to grant, and is not under any obligation to provide, any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.

(ii)                                  Except as provided in the Stockholders Agreement, to the Knowledge of the Company, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

(v)                                 No Solicitation / Integration.  Neither the Company nor any other Person authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Notes. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Notes sold pursuant to this Agreement under circumstances that would require registration of the issuance of the Notes under the Securities Act.

(w)                               Brokers.   (i) Other than UBS Securities LLC, (i) no broker, finder, agent or similar intermediary is acting, or has acted, for, or on behalf of, the Company or any of its Subsidiaries in connection with this Agreement, the transactions contemplated hereby or the Transaction Documents, and (ii) no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries or any action taken by the Company or any of its Subsidiaries.  The fees and expenses of UBS Securities LLC shall be paid by the Company.

(x)                                   Funds.  As of the date hereof, the Company and its Subsidiaries do not manage or act as investment adviser to any private investment funds, including, without limitation, any investment funds or other pooled investment vehicles that is an “investment company” as defined by the Investment Company Act.

(z)                                   Affiliate Transactions.  Except as set forth in Section 4.24 of the Company Disclosure Schedule, since January 1, 2009, each of the Company and its Subsidiaries has not engaged in any transactions and is not party to any agreements, arrangements or understandings with Affiliates that would be required to be disclosed under Item 404 of Regulation S-K.

11.2                           Representations and Warranties of the Investors.  Each Investor represents and warrants, severally and not jointly, to the Company that:

(a)                                  Organization.  Such Investor is duly formed and validly existing under the jurisdiction of its organization.

(b)                                 Authorization; Enforceability.  Such Investor has all requisite power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder.  The execution and delivery by such Investor of this Agreement and the Registration Rights Agreement and the performance by such Investor of its respective obligations hereunder and thereunder have been duly authorized by all requisite action of the Investor.  No other action on the part of the Investor is necessary to authorize the execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereunder and thereunder.  This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Investor and, assuming this Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the other parties hereto and thereto, constitutes or will constitute the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies; and (ii) general principles of equity, including principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

(c)                                  Non-Contravention; Consents and Approvals.  The execution and delivery of this Agreement and the Registration Rights Agreement by such Investor, the consummation by such Investor of the transactions contemplated hereby and thereby, and the performance by such Investor of its respective obligations hereunder and thereunder:  (i) do not violate any provision of the Constituent Documents of such Investor; and (ii)(A) do not conflict with or violate any applicable Law of any Governmental Authority having jurisdiction over the Investor or any part of the properties or assets of such Investor, (B) do not require the Consent of any Person under, violate, result in the termination or acceleration of or of any right under, give rise to or modify any right or obligation under (whether or not in combination with any other event or circumstance), or conflict with, breach or constitute a default under (in each case with or without notice, the passage of time or both), any agreement relating to the material indebtedness of such Investor or under any mortgage, deed of trust, security agreement or lease to which it is a party or by which any of its respective properties or assets is bound, (C) do not result in the creation or imposition of any Lien on any part of the properties or assets of such Investor, (D) do not violate any Order binding on such Investor or any part of its respective properties or assets, and (E) do not otherwise require any Governmental Approvals, except in the case of (B), (C), (D) or (E) for any of the foregoing that, individually or in the aggregate would not have a Material Adverse Effect on such Investor’s ability to consummate the transactions contemplated hereby.

(d)                                 No Public Sale or Distribution.  Such Investor is (i) acquiring the Notes and (ii) upon conversion of the Notes will acquire shares of Common Stock, for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.  Such Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Notes or the shares of Common Stock issued in connection with the conversion of the Notes.

(e)                                  Accredited Investor Status.  At the time such Investor was offered the Notes, it was, and at the date hereof it is, and on each date on which it exercises the Notes it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(f)            Reliance on Exemptions.  Such Investor understands that the Notes are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying in part upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements and acknowledgments of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Notes.

(g)                                 Independent Investigation.  Such Investor hereby acknowledges and affirms that it has conducted and completed its own investigation, analysis and evaluation of the Company and its Subsidiaries, that it has been offered the opportunity to make all such reviews and inspections of the financial condition, business, results of operations, properties, assets and prospects of the Company and its Subsidiaries as it has deemed necessary or appropriate, that it has had the opportunity to request all information it has deemed relevant to the foregoing from the Company and has received responses it deems adequate and sufficient to all such requests for information, and that in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby it has relied solely on its own investigation, analysis and evaluation of the Company and its Subsidiaries and is not relying in any way on any representations and warranties, including any implied warranties, made by the Company or on behalf of the Company by any other Person other than the representations and warranties made expressly by the Company in this Agreement.  The foregoing, however, does not limit or modify the representations or warranties of the Company in Section 11.1 of this Agreement or the right of the Investors to rely thereon.  Such Investor understands that its investment in the Notes involves a high degree of risk.  Such Investor has had an opportunity to consult with such accounting, legal and tax advisors as it has considered necessary to make an informed investment decision with respect to its acquisition of the Notes.

(h)                                 No Governmental Review.  Such Investor understands that no Governmental Authority has passed on or made any recommendation or endorsement of the Notes or the fairness or suitability of the investment in the Notes nor has any Governmental Authority passed upon or endorsed the merits of the offering of the Notes.

(i)                                     Transfer or Resale.  Such Investor understands that except as provided in the Registration Rights Agreement: (i) the Notes and the shares of Common Stock issued in connection with the conversion of the Notes have not been and are not being registered under the Securities Act or any state securities Laws, and may not be offered for sale, sold, assigned or transferred unless (A) pursuant to an effective registration statement under the Securities Act, (B) unless otherwise agreed by the Company in writing, such Investor shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Notes or the shares of Common Stock issued in connection with the conversion of the Notes to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Investor provides the Company with reasonable assurance that such Notes or the shares of Common Stock issued in connection with the conversion of the Notes can be sold, assigned or transferred pursuant to Rule 144; (ii) any sale of the Notes or the shares of Common Stock issued in connection with the conversion of the Notes made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Notes under circumstances in which the Investor (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Notes under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder.

(j)            Certain Trading Activities.  Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including engaging in Short Sales, derivatives, participations, swaps or other arrangements that transfer to another Person, in whole or in part, any of the economic consequences of ownership of the Company’s securities) since the time that such Investor was first contacted by the Company regarding the transactions contemplated hereby.

(k)                                  Disclaimer Regarding Estimates and Projections.  In connection with such Investor’s investigation of the Company, such Investor has received certain projections, including projected statements of operating revenues and income from operations of the business and the Company and certain business plan information.  Such Investor acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that such Investor is familiar with such uncertainties and that such Investor is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts).  Accordingly, the Company makes no representation or warranty with respect to, and disclaims any obligation to update, such estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and forecasts).

(l)                                     No Legal, Tax or Investment Advice.  Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Notes and the other transactions contemplated hereby constitutes legal, tax or investment advice.  Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Notes.

(m)                               Acknowledgments.  The Investors acknowledge and agree that the Company has not made and is not making any representations or warranties, express or implied except for those representations and warranties set forth in Section 11.1 hereof.

12.                                 Conditions to the Closing.

12.1                           Conditions to Obligation of the Company.  The obligation of the Company under this Agreement to consummate the transactions contemplated hereby on the Closing Date shall be subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived by the Company:

(a)                                  No Injunctions or Restraints; Illegality.  No Order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the issuance of the Notes contemplated to be issued on the Closing Date shall be in effect.  No Law shall have been enacted, entered, promulgated or enforced by any applicable Governmental Authority that prohibits or makes illegal the issuance of the Notes contemplated to be issued on the Closing Date.

(b)                                 Representations and Warranties Accurate.  All representations and warranties of each of the Investors set forth in Section 11.2 shall be true and correct (without giving effect to any limitation as to “materiality” or any derivative thereof or “material adverse effect” set forth therein), except where the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, does not and would not reasonably be expected to prevent purchase of the Notes by the Investors, at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (or if expressly made as of a specific date, as of that date).

(c)           Acquisition Agreement.  The transactions contemplated by the Acquisition Agreement shall be consummated contemporaneously with the Closing (except to the extent that failure of transactions under the Acquisition Agreement to be consummated results from a breach of the Acquisition Agreement by the Company).

12.2                           Conditions to Obligation of the Investors.  The obligation of each Investor to consummate the transactions contemplated hereby on the Closing Date shall be subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived by an Investor:

(a)                                  Stockholder Approval.  The Stockholder Approval shall have been obtained.

(b)                                 Delivery of the Notes.  The Company will have delivered the aggregate principal amount of Initial Notes to Bounty and, if applicable, the aggregate principal amount of Additional Notes to each Additional Investor joining this Agreement prior to the Closing Date, in each case in the principal amount which such Investor is then purchasing as set forth opposite the name of such Investor on Schedule A attached hereto or pursuant to the Joinder Agreement, if applicable, duly executed on behalf of the Company and registered in the name of such Investor.

(c)                                  Performance.  The Company shall have performed and complied in all material respects with all obligations, covenants, conditions and other agreements required by this Agreement and the other Transaction Documents to be performed and complied with by it prior to or on the Closing Date.

(d)                                 No Injunctions or Restraints; Illegality.  No Order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the issuance of the Notes contemplated to be issued on the Closing Date shall be in effect.  No Law shall have been enacted, entered, promulgated or enforced by any applicable Governmental

Authority that prohibits or makes illegal the issuance of the Notes contemplated to be issued on the Closing Date.

(e)                                  Representations and Warranties Accurate.  All representations and warranties of the Company set forth in Section 11.1 shall be true and correct (without giving effect to any limitation as to “materiality” or any derivative thereof or “material adverse effect” set forth therein), except where the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, does not and would not reasonably be expected to have a Company Material Adverse Effect, at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (or if expressly made as of a specific date, as of that date); provided, that the representations and warranties of the Company contained in Sections 11.1(a) (i), (b) and (d) shall be true and correct in all respects at and as of the Closing Date as if made at and as of such time (or if expressly made as of a specific date, as of that date).

(f)                                    State Securities Laws.  The Company shall have obtained all necessary permits and qualifications, if any, or secured an exemption therefrom, required by any state or country prior to the offer and sale of the Notes, and such authorization, approval, permit or qualification shall be effective at the Closing.

(g)                                 Acquisition Agreement.  The transactions contemplated by the Acquisition Agreement shall be consummated contemporaneously with the Closing.

(h)                                 Transaction Documents.  The Investors shall have received copies of the Transaction Documents, duly executed by the Company.

(i)                                     Payment Agreement and Termination Agreement.  Each of the Payment Agreement and the Termination Agreement shall have been duly executed and delivered by the parties thereto and shall, as of the Closing, be in full force and effect without any waiver, termination, amendment or modification of any provision thereof or any agreement with respect to any such waiver, termination, amendment or modification.

(j)                                     Officer’s Certificate.  The Investors shall have received a certificate executed by a duly authorized executive officer of the Company on behalf of the Company dated as of the Closing Date, to the effect that the conditions set forth in Sections 12.2(b), (c) and (d) have been satisfied.

(k)                                  Secretary’s Certificate.  The Investors shall have received (i) true, correct and complete copies of the Company’s Constituent Documents and (ii) resolutions of the board of directors of the Company authorizing the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the other Transaction Documents, the Payment Agreement and the Termination Agreement and the consummation of the transactions contemplated hereby and thereby, certified as correct and complete as of the Closing Date by the Secretary of the Company.

(l)                                     Listing of Shares.  The shares of Common Stock issuable upon conversion of the Notes shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

(m)                               Opinion of Company Counsel.  The Investors shall have received opinions from one or more legal counsels to the Company (reasonably acceptable to Bounty), dated as of the Closing, substantially in the form attached to this Agreement as Exhibit G.

13.                                 Miscellaneous.

13.1                           Governing Law.  This Agreement shall be governed in all respects by the Laws of the State of New York without regard to choice of laws or conflict of laws provisions thereof that would require the application of the laws of any other jurisdiction.

13.2         Submission to Jurisdiction; Venue; Waiver of Trial by Jury.  Each of the parties to this Agreement irrevocably submits to the exclusive jurisdiction of any New York State or United States Federal court sitting in the County of New York, in the State of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement.  Each of the parties irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION.

13.3                           Enforcement of Agreement.  The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court sitting in the County of New York, in the State of New York (or, solely to the extent that no such Federal court has jurisdiction over such suit, action or proceeding, in any New York State court sitting in the County of New York, in the State of New York), this being in addition to any other remedy to which any party is entitled at law or in equity.  Additionally, each party to this Agreement irrevocably waives any defenses based on adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions of this Agreement or injunctive relief in any action brought therefore.

13.4                           Successors and Assigns.  Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties to this Agreement.

13.5                           No Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, obligations or Liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including without limitation any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as third party beneficiary with respect to this Agreement or the transactions contemplated hereby; provided, however, that future Holders shall have the rights of the Holders set forth in this Agreement.

13.6                           Entire Agreement.  This Agreement, the Registration Rights Agreement, the other Transaction Documents and the other documents delivered pursuant to this Agreement constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.  Neither this Agreement nor any term of this Agreement may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

13.7                           Notices, Etc.  Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications required or permitted hereunder (“Notices”) shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, sent via facsimile (receipt confirmed) or electronic mail at the following addresses, facsimile numbers or electronic mail addresses (or at such other addresses, facsimile numbers or electronic mail addresses for a party as shall be specified by like notice) or otherwise delivered by hand or by messenger, addressed:

(a)                                  if to Bounty:

c/o Columbus Nova Partners LLC
601 Lexington Avenue, 58th Floor
New York, New York 10022
Telephone(212) 418-9600

Facsimile No: (646) 349-1091

Attention: Paul Lipari
Email: plipari@columbusnova.com

With a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Telephone: (212) 906-1200

Facsimile No.: (212) 906-4864

Attention:  Dennis D. Lamont, Esq.

Email:  dennis.lamont@lw.com

(b)                                 if to an Additional Investor, to:

The address provided by such Additional Investor in the Joinder Agreement.

(c)                                  if to the Company, to:

Deerfield Capital Corp.

6250 North River Road

9th Floor

Rosemont, Illinois 60018

Telephone: (773) 380-1600

Facsimile No: (773) 380-1695

Attention:  Robert Contreras

Email:  rcontreras@deerfieldcapital.com

With a copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Telephone: (212) 756-2000

Facsimile No: (212) 593-5955

Attention:  Marc Weingarten, Esq.

Email:  marc.weingarten@srz.com

or in any such case to such other address, facsimile number, electronic mail address or telephone as either party may, from time to time, designate in a written notice given in a like manner.  If notice is provided by mail, it shall be deemed to be delivered upon proper deposit in a mailbox, if notice is delivered via facsimile or electronic mail, it shall be deemed to be delivered upon receipt of electronic confirmation, and if notice is delivered by hand, messenger or overnight courier service, it shall be deemed to be delivered upon actual delivery.

13.8         Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any Holder of any Securities upon any breach or default of the Company under this Agreement shall impair any such right, power, or remedy of such Holder, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement.  All remedies, either under this Agreement or by Law or otherwise afforded to any holder, shall be cumulative and not alternative.

13.9                           Counterparts.  This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format (i.e., “PDF”), each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

13.10                     Severability.  If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, such portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

13.11                     Titles and Subtitles; Section References.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  Unless otherwise stated, references to Sections, Schedules and Exhibits are to the Sections, Schedules and Exhibits of this Agreement.

[THIS SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Company:

DEERFIELD CAPITAL CORP.

By:	/s/ Jonathan Trutter
Name: Jonathan Trutter
Title: Chief Executive Officer

SIGNATURE PAGE TO THE CONVERTIBLE NOTE AGREEMENT

Investors:

BOUNTY INVESTMENTS, LLC

By:	/s/ Andrew Intrater
Name: Andrew Intrater
Title: Chief Executive Officer

SIGNATURE PAGE TO THE CONVERTIBLE NOTE AGREEMENT

SCHEDULE A

Principal
Amount of
Notes
to be
Investor	Purchased

Bounty Investments, LLC	$25,000,000

Total	$25,000,000

A-1

EXHIBIT A

CERTAIN DEFINITIONS

“Additional Notes” means up to $25,000,000 aggregate principal amount of additional Notes (other than the Initial Notes and PIK Interest on any Notes) issued under this Agreement in accordance with Section 2.4 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under common control with such specified Person.  For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Capital Stock, by agreement or otherwise.  For the avoidance of doubt, DPLC shall not be deemed to be an Affiliate of the Company for purposes of this Agreement.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state Law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Books and Records” means all files, documents, instruments, papers, books and records relating to the business of a Person, including financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, contracts, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such board.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the Laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by Law or other governmental action to close.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following:

(1)           the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than a Permitted Holder, a Related Party of a Permitted Holder or a Permitted Group;

(2)           the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)           the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above), other than a Permitted Holder, a Related Party of a Permitted Holder or a Permitted Group, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(4)           the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

Notwithstanding the foregoing, no “Change of Control” shall be deemed to occur if such action is the direct or indirect result of any action by an Investor or any Affiliate thereof.

“Client” means any Person to whom Investment Management Services are provided; provided, that no investor in any such Person shall be deemed a Client.

“Close of Business” means 5:00 p.m. (New York City time).

“Closing Sale Price” of the Common Stock on any date means the closing per-share sale price (or if no closing per-share sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that date as reported by the principal national or regional securities exchange on which the shares of the Common Stock are then traded.  The Closing Sale Price will be determined without reference to after-hours or extended market trading.  If the Common Stock is not so listed for trading on the relevant date, then the “Closing Sale Price” of the Common Stock will be the last quoted bid price for Common Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization.  If the Common Stock is not so quoted, then the “Closing Sale Price” of the Common Stock will be determined by a U.S. nationally recognized independent investment banking firm selected by the Company for this purpose.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Company Benefit Plans” means all “employee benefit plans” (within the meaning of Section 3(3) of ERISA, including multiemployer plans within the meaning of Section 3(37) of ERISA), and all equity purchase, equity option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation (including nonqualified deferred compensation), employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated hereby or otherwise), whether written or oral, under which (i) any current or former employee, director or consultant of the Company or any of its Subsidiaries has any present or future right to benefits and which are contributed to, maintained or sponsored by the Company or any of its Subsidiaries or (ii) the Company or any of its Subsidiaries has any present or future Liability.

“Company CLO Issuer” means Bridgeport CLO Ltd., Bridgeport CLO II Ltd., Buckingham CDO Ltd., Buckingham CDO II Ltd., Buckingham CDO III Ltd., Burr Ridge CLO Plus Ltd., DFR Middle Market CLO Ltd., Cumberland II CLO Ltd., Forest Creek CLO Ltd., Gillespie CLO PLC, Knollwood CDO Ltd., Knollwood CDO II Ltd., Long Grove CLO Ltd., Market Square CLO Ltd., Marquette Park CLO Ltd., Mid Ocean CBO 2000-1 Ltd., Mid Ocean CBO 2001-1 Ltd., NorthLake CDO I, Limited, Oceanview CBO I, Ltd., Pinetree CDO Ltd., River North CDO Ltd., Rosemont CLO, Ltd.,  Schiller Park CLO Ltd., Valeo Investment Grade CDO Ltd., Valeo Investment Grade CDO II Ltd., Robeco CDO II Limited, Mayfair Euro CDO I B.V. and Aramis CDO.

“Company CLO Management Agreement” means the collateral management agreement between the Company or applicable Subsidiary of the Company and each Company CLO Issuer.

“Company Material Adverse Effect” means any effect, event, circumstance or change that (a) is or would be reasonably likely to be, individually or in the aggregate, materially adverse to the business, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole, (it being agreed that in the event of a cancellation of, notice of cancellation of, termination of, removal for cause of the Company as the collateral manager (including pursuant to any “key person” provision) under or the acceleration, liquidation, or optional redemption of securities issued by a Company CLO Issuer with respect to the Company CLO Management Agreements other than with respect to Oceanview CBO I, Ltd., it shall be deemed to be materially adverse to the Company and its Subsidiaries, taken as a whole, only if the loss of the expected future revenue stream would decrease the net present value of the Company CLO Management Agreements in excess of $6,000,000 and for purposes of this calculation, the net present value of management fees will be based upon the assumptions detailed in Section 1.1 of the Company Disclosure Schedule); provided, however, that none of the following effects, events or changes shall be deemed in themselves, either alone or in combination, to constitute, and none of them shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (i) any change in general economic, political or financial market conditions (including conditions in the stock markets or other capital markets and changes in interest or exchange rates), (ii)  any change in the market price or trading volume of the Common Stock after the date hereof (it being understood that the underlying circumstances, events or reasons giving rise to any such change can be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur), (iii) any effect, event, circumstance or change resulting from a change in applicable Law or accounting or principal after the date of this Agreement, (iv) any effect, event, circumstance or change resulting from failure by the Company to meet any projections, forecasts, revenues or earning predictions, estimates or budgets for any period prior to, on or after the date of this Agreement (it being understood that the underlying circumstances, events or reasons giving rise to any such change can be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur) or (v) an outbreak or escalation of war, armed hostilities, acts of terrorism, political instability, natural catastrophe or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case, whether occurring within or outside the United States; provided, that, in the case of clauses (i), (iii) and (v) such occurrence, condition, change, development, event or effect shall only be excluded to the extent it does not have a disproportionate adverse effect on the business, financial condition, or results of operation of the Company and its Subsidiaries, taken as a whole, as compared to other Persons engaged in the investment management business or (b) would prevent the consummation of the transactions contemplated hereby.

“Consents” means all consents, notices, authorizations, novations, Orders, waivers, approvals, licenses, accreditations, certificates, declarations, filings or expiration of waiting periods, non-objection or confirmation by a rating agency that an action or event will not result in the reduction or withdrawal of a rating.

“Constituent Documents” means, with respect to any Person that is a corporation, its articles or certificate of incorporation or memorandum and articles of association, as the case may be, and bylaws, with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement, with respect to any Person that is a trust or other entity, its declaration or agreement of trust or constituent document, and with respect to any other Person, its comparable organizational documents, in each case, as amended or restated.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who:

(1)           was a member of such Board of Directors on the Closing Date; or

(2)           was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors and other Investor Directors who were members of such Board of Directors at the time of such nomination or election.

“Contract” means any written or oral contract, agreement, lease, license, indenture, note, bond, mortgage, loan, instrument, conditional sale contract, guarantee commitment or other arrangement, understanding, undertaking or obligation.

“Conversion Price” shall mean, at any time, $1,000 divided by the Conversion Rate then applicable.

“Conversion Rate” initially shall equal the quotient of (1) $1,000 divided by (2) 110% of the Strike Price on the shares of Common Stock issued on the Closing Date, as the same is adjusted from time to time in accordance with Section 6. For the avoidance of doubt, the conversion rate initially shall equal $6.05.

“DCM” means Deerfield Capital Management LLC, a Delaware limited liability company and indirect wholly owned Subsidiary of the Company.

“Deerfield Special Purpose Entities” means (i) Bridgeport CLO Ltd., Bridgeport CLO II Ltd., Buckingham CDO Ltd., Buckingham CDO II Ltd., Buckingham CDO III Ltd., Burr Ridge CLO Plus Ltd., DFR Middle Market CLO Ltd., DWFC, LLC, Cumberland II CLO Ltd., Forest Creek CLO Ltd., Gillespie CLO PLC, Knollwood CDO Ltd., Knollwood CDO II Ltd., Long Grove CLO Ltd., Market Square CLO Ltd., Marquette Park CLO Ltd., Mid Ocean CBO 2000-1 Ltd., Mid Ocean CBO 2000-1 Ltd., NorthLake CDO I, Limited, Oceanview CBO I, Ltd., Pinetree CDO Ltd., River North CDO Ltd., Rosemont CLO, Ltd., Schiller Park CLO Ltd., Valeo Investment Grade CDO Ltd., Valeo Investment Grade CDO II Ltd., Robeco CDO II Limited, Mayfair Euro CDO I B.V. and Aramis CDO Ltd., (ii) any Person in which the Company or any of its Subsidiaries made or maintains an investment and (x) to which the Company or any of its Subsidiaries provides Investment Management Services or (y) which is directly or indirectly controlled by the Company and (iii) variable interest entities consolidated with the Company in its financial statements in accordance with GAAP.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Senior Debt” means any Senior Debt permitted under this Agreement the principal amount of which is $10.0 million or more and that has been designated by the Company as “Designated Senior Debt.”

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Value” means, as of any date of determination, the market capitalization of the Company calculated by multiplying the aggregate number of shares of Common Stock then issued and outstanding  by the Closing Sale Price as of the Business Day immediately preceding such date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

“Form ADV” means SEC Form ADV under the Investment Advisers Act.

“GAAP” shall mean generally accepted accounting principles and practices as in effect on the relevant date, which are recognized as such by the Financial Accounting Standards Board or successor organization, in each case, consistently applied.

“Governmental Approvals” means all Consents of a Governmental Authority required in connection with the transactions contemplated hereby.

“Governmental Authority” means any foreign, federal, state or local governmental, judicial, legislative, regulatory or administrative agency, commission or authority, and any court, tribunal or arbitrator(s) of competent jurisdiction, including Self-Regulatory Organizations.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses, hedging obligations and trade payables), whether or not contingent:

(1)           in respect of borrowed money;

(2)           evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) (other than letters of credit issued in respect of trade payables or real estate leases entered into in the ordinary course);

(3)           in respect of banker’s acceptances;

(4)           representing capital lease Obligations; or

(5)           representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed,

if and to the extent any of the preceding items (other than letters of credit) would appear as a Liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.  Notwithstanding the foregoing, in connection with the purchase by the Company or any Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided that Indebtedness shall exclude (i) Obligations under repurchase agreements and Obligations due to brokers and dealers in the ordinary course of business, (ii) Obligations under any “warehouse” financing and (iii) Obligations of any Deerfield Special Purpose Entities.

“Initial Notes” means the first $25,000,000 aggregate principal amount of Notes issued to Bounty under this Agreement.

“Intellectual Property” means all (i) foreign and domestic trademarks, service marks, brand names, certification marks, collective marks, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin; (ii) patents; (iii) confidential and proprietary information, trade secrets and know-how; and (iv) copyrights, whether published or unpublished, including copyrights in computer software.

“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Investment Management Entity” means DCM.

“Investment Management Services” means any services (including sub-advisory services) which involve (i) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds) of any third party for compensation, and performing activities related or incidental thereto, or (ii) the rendering of advice with respect to the investment and reinvestment of assets or funds (or any group of assets or funds) of any third party (including any “business development company” under the Investment Company Act, or any “real estate investment trust”) for compensation, and performing activities related or incidental thereto; provided, that with respect to a third party that is an entity, Investment Management Services shall not be deemed provided to any owner of the third party unless the services in (i) or (ii) above are provided to such owner separate and apart from such services provided to the third party.

“Investor Director” means any member of the Board of Directors designated by an Investor pursuant to the Stockholders Agreement or otherwise nominated for election by an Investor.

“Joinder Agreement” means each Joinder Agreement in the form attached hereto as Exhibit C duly authorized, executed and delivered by any Investor to subscribe for Additional Notes and accepted by each of the Company and Bounty.

“Knowledge of the Company” means the actual knowledge (without due inquiry) of Jonathan Trutter, Robert Contreras, Frank Straub, Aaron Peck, Luke Knecht and Dan Hattori.

“Law” means any statute, code, Order, law, ordinance, rule, regulation or other requirement of any Governmental Authority.

“Legal Proceeding” means any judicial, legislative, administrative or arbitral actions, suits, investigations, claims or other proceedings by or before a Governmental Authority.

“Liabilities” means any and all debts, liabilities, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including, whether arising out of any contract or tort, based on negligence or strict liability) and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

“Lien” means any lien, security interest or other charge or encumbrance of any kind on the property of a Person, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property, provided the term “Lien” shall not include any license of Intellectual Property.

“Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time within the 30 minutes prior to the closing time of the relevant exchange on such Scheduled Trading Day.

“Material Adverse Effect” means any effect, event, circumstance or change that (a) is or would be reasonably likely to be, individually or in the aggregate, materially adverse to the business, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole, or (b) would prevent the consummation of the transactions contemplated hereby.

“Material Subsidiary” means with respect to the Company, each direct Subsidiary of the Company, other than a Deerfield Special Purpose Entity, that, for the most recently completed fiscal year of the Company for which audited financial statements are available, either (i) has, together with its Subsidiaries, assets that exceed 5% of the total assets shown on the consolidated statement of financial condition of the Company as of the last day of such period or (ii) has, together with its Subsidiaries, net sales that exceed 5% of the consolidated net sales of the Company for such period.

“MGCL” means the Maryland General Corporation Law.

“NASDAQ” means the NASDAQ Stock Market LLC.

“Non-Recourse Indebtedness” means Indebtedness incurred by the Company or any of its Subsidiaries with respect to which the applicable creditor has recourse only to (i) a particular asset and not to the general balance sheet of the Company or any of its Subsidiaries or (ii) a Deerfield Special Purpose Entity and, in each case, is not recourse to the general balance sheet of the Company or any of its Subsidiaries other than a Deerfield Special Purpose Entity.

“Notes” has the meaning assigned to it in the preamble to this Agreement.  The Initial Notes and the Additional Notes and all PIK Interest shall be treated as a single class for all purposes under this Agreement, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and all PIK Interest and all Additional Notes, if any.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Open of Business” means 9:00 a.m. (New York City time).

“Order” means any judgment, order, injunction, stipulation, decree, writ, doctrine, ruling, assessment or arbitration award or similar order of any Governmental Authority.

“Other Filings” means any document other than the Proxy Statement to be filed with the SEC in connection with the Transaction Documents, including the Registration Rights Agreement.

“Payment Agreement” means that certain Payment Agreement and Release, dated as of March 22, 2010, by and among Deerfield & Company LLC, the Company, the several holders of the Seller Notes identified on the signature pages thereto, and the administrative holders and agents in respect of the Seller Notes identified on the signature pages thereto.

“Permitted Group” means any group of investors that includes a Permitted Holder or Related Party and is deemed to be a “person” (as that term is used in Section 13(d)(3) of the Exchange Act), by virtue of any stockholders agreement, voting agreement or other arrangement.

“Permitted Holder” means Bounty Investments, LLC.

“Permitted Junior Securities” means:

(1)           Equity Interests in the Company or any Subsidiary of the Company; and

(2)           debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt under this Agreement.

“Permitted Liens” means (i) statutory Liens of mechanics, materialmen, workmen, repairmen, warehousemen, carriers incurred in the ordinary course of business for amounts which are not delinquent or which are being contested in good faith by appropriate proceedings, (ii) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP or IFRS, as applicable, (iii) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance that have been delivered to the Company or the Investors as applicable, (iv) zoning, building, planning, entitlement and other land use and regulations regulating use or occupancy of the activities conducted on real property imposed by any Governmental Authority having jurisdiction over such real property which are not violated by the current use or occupancy of such real property or the operation of the business of the Company, as applicable, or any violation of which is not material to the use of or value of such real property, (v) Intellectual Property licenses, (vi) minor defects or irregularities in title that do not in the aggregate, materially affect the value or current use of the underlying asset, (vii) purchase money liens on assets incurred in the ordinary course of business (viii) Liens in connection with a deposit account bank’s right of set-off, (ix) Liens on mortgage securities or U.S. Treasury securities incurred in connection with repurchase agreements in the ordinary course of business and (x) Liens on cash and cash equivalents securing hedging obligations.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Private Placement Legend” means the legend set forth in Section 7.3(a)(A) hereof to be placed on all Notes issued under this Agreement except where otherwise permitted by the provisions of this Agreement.

“Proxy Statement” means the Proxy Statement in definitive form relating to the Stockholders Meeting to be filed with the SEC.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for the determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, charter, contract or otherwise).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date, among the Company, the Investors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Related Party” means:

(1)           any controlling stockholder, majority owned Subsidiary, or immediate family member (in the case of an individual) of any Permitted Holder; or

(2)           any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding a majority (and controlling) interest of which consist of any one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1).

“Representative” means the agent, trustee or holder of a majority of the aggregate principal amount outstanding for any Senior Debt.

“Restricted Note” means a Note bearing the Private Placement Legend.

“Scheduled Trading Day” means any day that is scheduled by the applicable exchange to be a Trading Day, provided that if the Common Stock is not listed or traded, then a “Scheduled Trading Day” shall have the same meaning as Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Self-Regulatory Organization” means each national securities exchange in the United States of America or other commission, board, agency or body that is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers, or to the jurisdiction of which any party hereto or any of their respective Subsidiaries is otherwise subject.

“Seller Notes” means, collectively, (i) those certain Series A Senior Secured Notes issued by DFR Merger Company, LLC and Deerfield & Co. due in calendar year 2010 and (ii) those certain Series

B Senior Secured Notes issued by DFR Merger Company, LLC and Deerfield & Co. due in calendar year 2012.

“Senior Debt” means:

(1)           all Indebtedness of the Company outstanding under the Seller Notes and all Obligations with respect to any of the foregoing;

(2)           any other Indebtedness of the Company permitted to be incurred under the terms of this Agreement, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes, and

(3)           all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include:

(4)           any Liability for federal, state, local or other taxes owed or owing by the Company;

(5)           any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

(6)           any Indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (other than with the proceeds of revolving credit borrowings permitted hereby);

(7)           the portion of any Indebtedness that is incurred in violation of this Agreement; or

(8)           Indebtedness which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of Section 1111(b)(1) of the Bankruptcy Code.

“Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Special Interest” has the meaning assigned to that term pursuant to the Registration Rights Agreement.

“Stockholder Approval” means the approval of the issuance of the Stock Consideration and the shares of Common Stock issuable upon conversion of the Notes by the affirmative vote of a majority of the total votes cast by the holders of Common Stock at a Stockholders Meeting (or any adjournment or postponement thereof).

“Stock Consideration” means the shares of Common Stock issued to Bounty pursuant to the Acquisition Agreement.

“Strike Price” means $5.50 per share of Common Stock.

“Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than fifty percent (50%) of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries; provided that the Deerfield Special Purpose Entities shall not be deemed to be Subsidiaries of the Company for purposes of this Agreement.

“Tax Returns” means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements supplied or required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

“Taxes” means (i) any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including, without limitation (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, escheat, transfer and gains taxes, and customs duties, and (ii) any Liability in respect of any items described in clause (i) above as a transferee or successor, pursuant to Treasury Regulation §1.1502-6 (or any similar provision of state, local or foreign Law), as an indemnitor, guarantor, surety or in a similar capacity under any contract, arrangement, agreement, understanding or commitment (whether oral or written) or as a result of successor liability or otherwise.

“Termination Agreement” means the termination agreement, dated as of March 21, 2010, entered into by and among Pegasus Deerfield (AIV), LLC, a Delaware limited liability company, PGS Management, LLC, a Delaware limited liability company, the Company, Deerfield Capital Management, LLC, a Delaware limited liability company, DPLC General Partner LLC, a Delaware limited liability company, Deerfield Loan Manager LLC, a Delaware limited liability company, Deerfield Pegasus Loan Capital LP, a Delaware limited partnership and Jonathan Trutter.

“Third Party Consents” means all consents or waivers or notices to any party (other than a Governmental Authority) to any Contract to which any of the parties hereto is a party or by which any of their respective assets or properties are bound.

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Company’s securities generally occurs on the NASDAQ, or if shares of Common Stock are not listed on the NASDAQ, then as reported by the New York Stock Exchange or the principal other national or regional securities exchange on which the shares of Common Stock are then traded, or if the Common Stock is not listed or approved for trading on the New York Stock Exchange or another national or regional securities exchange, on the principal market on which shares of the Common Stock are then traded, provided that if the Common Stock is not so listed or traded, then a “Trading Day” shall have the same meaning as Business Day.

“Unrestricted Note” means a Note that does not bear and is not required to bear the Private Placement Legend.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“WARN” means the Worker Adjustment and Retraining Notification Act or any state or local Law regarding the termination or layoff of employees.

EXHIBIT B

FORM OF NOTE

[Face of Note]

[Insert Original Issue Discount Legend here, if applicable pursuant to the terms of the Convertible Notes Agreement.]

Senior Subordinated Convertible Notes due 20[  ]

No.	$ *

[NAME OF COMPANY]

promises to pay to                or registered assigns,

the principal sum of                                                                                                                    DOLLARS*  on [           ], 20[   ].(1)

Interest Payment Dates:  January 1, April 1, July 1 and October 1

Record Dates:  December 15, March 15, June 15 and September 15

Dated:                                , 20[  ]

DEERFIELD CAPITAL CORP.

By:
Name:
Title:

*As the same may be increased in accordance with the Schedule of Capitalization of PIK Interest attached hereto.

(1)          The date of payment is to be filled in with the date determined in accordance with the definition of “Maturity Date” in Section 2.5 of the Convertible Note Agreement.

[BACK OF NOTE]

SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 20[  ]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Convertible Note Agreement.]

Capitalized terms used herein have the meanings assigned to them in the Convertible Note Agreement referred to below unless otherwise indicated.

(i)            INTEREST.  Deerfield Capital Corp., a Maryland corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Note at the rate per annum specified in the next sentence from [                                ], 20[    ] until maturity and shall pay the Special Interest, if any, payable pursuant to the Registration Rights Agreement referred to below.

Initially, the Interest Rate shall equal the Cash Interest Rate which is the per annum rate specified in the following table corresponding to the applicable Interest Period:(2)

Period	Interest Rate
[ ], 2010 – [ ], 2012	8.00%
[ ], 2012 – [ ], 2013	9.00%
[ ], 2013 – [ ], 2014	10.00%
Thereafter	11.00%

To the extent the Company has made a PIK Election, then from and after such PIK Election the Company shall pay the PIK Interest Rate which is the per annum rate specified in the following table corresponding to the applicable Interest Period:(2)

Period	Interest Rate
[ ], 2010 – [ ], 2012	10.00%
[ ], 2012 – [ ], 2013	11.00%
Thereafter	12.00%

For the avoidance of doubt, (i) if a PIK Election is made, then the PIK Interest Rate shall apply to the calculation of all interest due on the applicable Interest Payment Date and (ii) once a PIK Election has been made the PIK Interest Rate shall apply to all subsequent Interest Periods for all interest paid, whether in cash or in kind.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Company will pay interest and Special Interest, if any, quarterly in arrears on each January 1, April 1, June 1 and October 1 (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent Interest Payment Date or, if no interest has been paid with respect to a Note, from the date of issuance of such Note.  Interest shall be paid in full in cash on each Interest Payment Date; provided that, at the Company’s election in its sole discretion (but subject

(2)   The dates in the following table are to be filled-in with the dates determined in accordance with the respective corresponding provisions of Section 2.6(e) of the Convertible Note Agreement.

to compliance with the requirements of this clause (c)), the Company may pay up to 50% of the interest payment due on any Interest Payment Date in PIK Interest.  “PIK Interest” shall mean the capitalizing of unpaid interest to the principal amount of the Notes or by paying interest in-kind in respect of the Notes by issuing additional Notes on each Interest Payment Date.  The Company’s ability to elect to pay PIK Interest is subject to the conditions set forth in Section 2.6(c) of the Convertible Note Agreement.

Notwithstanding the foregoing, commencing with the first “accrual period” (as defined for purposes of Section 163(i) of the Code) ending after the fifth year anniversary of the Closing Date and continuing with each subsequent accrual period thereafter, the Company shall pay in cash, on the first Business Day immediately preceding the end of such accrual period, an AHYDO Catch-Up Payment, which shall first be allocated to the accrued and unpaid original issue discount as of the applicable payment date.

The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of cash interest, PIK Interest and Special Interest, if any, to the extent lawful, at a rate per annum equal to the rate of interest then otherwise applicable to the Notes plus 200 basis points (such 200-basis point increase, “Default Interest”).  Default Interest shall be payable on demand and may only be paid in cash.

(ii)           METHOD OF PAYMENT.  The Company will pay interest on the Notes (except Default Interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the Close of Business on the December 15, March 15, June 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.6(f) of the Convertible Note Agreement with respect to Default Interest.  The Notes will be payable as to principal, premium, if any, interest and Special Interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Company, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, interest and Special Interest, if any, on, all Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(iii)          PAYING AGENT AND REGISTRAR.  Initially, the Company will act as Paying Agent and Registrar.  The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.  Notwithstanding anything herein to the contrary, a Note shall be transferred (in whole or in part) only by the recordation of such transfer on the Register.

(iv)          CONVERTIBLE NOTE AGREEMENT.  The Company issued the Notes under a Senior Subordinated Convertible Note Agreement dated as of March 22, 2010 (the “Convertible Note Agreement”) among the Company and the Holders from time to time party thereto.  The terms of the Notes include those stated in the Convertible Note Agreement.  The Notes are subject to all such terms, and Holders are referred to the Convertible Note Agreement for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Convertible Note Agreement, the provisions of the Convertible Note Agreement shall govern and be controlling.  The Notes are unsecured senior subordinated obligations of the Company.  The Convertible Note Agreement does not limit the aggregate principal amount of Notes that may be issued thereunder.

(v)      OPTIONAL REDEMPTION.

The Notes will not be redeemable at the Company’s option prior to [                   ], 2012.(3)

On or after [                   ], 2012, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof plus (i) if the redemption date is on or prior to [                   ], 2013, the Interest Rate then in effect as an additional percentage of principal amount, (ii) if the redemption date is after [                   ], 2013 but on or prior to [                   ], 2014, one-half of the Interest Rate then in effect as an additional percentage of principal amount, in each case plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to the applicable redemption date, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date.

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(vi)          MANDATORY REDEMPTION.  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(vii)         REPURCHASE AT THE OPTION OF HOLDER.  If there is a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”).  Within ten days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Convertible Note Agreement.

(viii)        NOTICE OF REDEMPTION.  At least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.  Notes and portions of Notes selected will be in amounts of $1,000,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

(ix)           DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form in denominations of $1,000,000 and integral multiples thereof; provided that the principal amount of Notes may cease to be in integral multiples of $1,000 in excess thereof to

(3)   The dates in this paragraph (v) are to be filled-in with the dates determined in accordance with the respective corresponding provisions of Section 4.1 of the Convertible Note Agreement.

the extent the Company elects to pay PIK Interest.  The transfer of Notes is required to be recorded on a register and Notes may be exchanged as provided in the Convertible Note Agreement.  The Registrar and the Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by Law or permitted by the Convertible Note Agreement.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(x)            PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Convertible Note Agreement.

(xi)           AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Convertible Note Agreement or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Convertible Note Agreement or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any,  voting as a single class.  The Convertible Note Agreement may not be amended without the consent of Holders of Notes.

(xii)          DEFAULTS AND REMEDIES.  Events of Default include:  (i) default for 15 days after notice to the Company by the Holders of at least a majority in aggregate principal amount of the Notes in the payment when due of interest and Special Interest, if any, on, the Notes, whether or not prohibited by the subordination provisions of the Convertible Note Agreement; (ii) default after notice to the Company by the Holders of at least a majority in aggregate principal amount of the Notes in the payment when due (at maturity, upon redemption or otherwise) of the principal (including PIK Interest previously paid) of, or premium on, if any, the Notes, whether or not prohibited by the subordination provisions of the Convertible Note Agreement, (iii) failure by the Company or any of its Subsidiaries after notice to the Company by the Holders of at least a majority in aggregate principal amount of the Notes to comply with the provisions of Section 3.9 of the Convertible Note Agreement; (iv) failure by the Company or any of its Subsidiaries for 30 days after notice to the Company by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Convertible Note Agreement; (v) default under certain other agreements relating to Indebtedness of the Company which default is a Payment Default or results in the acceleration of such Indebtedness prior to its express maturity; (vi) failure by the Company or any of its Material Subsidiaries to pay certain final judgments, which judgments are not paid, discharged or stayed, for a period of 60 days after notice to the Company by the Holders of at least a majority in aggregate principal amount of the Notes and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries that is a Material Subsidiary or any group of Subsidiaries that, taken together, would constitute a Material Subsidiary.  In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Subsidiary of the Company that is a Material Subsidiary or any group of

Subsidiaries of the Company that, taken together, would constitute a Material Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Holders of at least 33 1/3% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided that so long as any Indebtedness permitted to be incurred pursuant to Designated Senior Debt is outstanding, such acceleration will not be effective until the earlier of (1) the acceleration of such Indebtedness under such Designated Senior Debt or (2) five Business Days after receipt by the Company of written notice of such acceleration.  Holders may not enforce the Convertible Note Agreement or the Notes except as provided in the Convertible Note Agreement.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Holders.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may, on behalf of all the Holders, rescind an acceleration or waive an existing Default or Event of Default and its respective consequences under the Convertible Note Agreement except a continuing Default or Event of Default in the payment of principal of, premium on, if any, interest or Special Interest, if any, on, the Notes (including in connection with an offer to purchase).  The Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Holders a statement specifying such Default or Event of Default.

(xiii)         SUBORDINATION.  Payment of principal of, premium on, if any, interest and Special Interest, if any, on, the Notes is subordinated to the prior payment of Senior Debt on the terms provided in the Convertible Note Agreement.

(xiv)        CONVERSION.  Subject to the provisions of the Convertible Note Agreement, this Note may be converted by the Holder at any time into shares of Common Stock of the Company at an initial Conversion Rate of [    ](4) per $1,000 of principal amount of Notes.  The Conversion Rate is subject to adjustment for a number of events specified in Section 6 of the Convertible Note Agreement.  No fractional shares of Common Stock will be issued by the Company upon conversion of Notes, but instead the Company shall pay the Holder cash in respect of such fractional shares.

(xv)         NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Company, as such, will have any Liability for any obligations of the Company under the Notes, the Convertible Note Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such Liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive Liabilities under the federal securities Laws.

(xvi)        ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(4)   The Conversion Rate in this paragraph (xiv) is to be filled-in with the rate determined in accordance with the definition of Conversion Rate in Annex A to the Convertible Note Agreement.

(xvii)       ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED NOTES.  In addition to the rights provided to Holders of Notes under the Convertible Note Agreement, Holders of Restricted Notes will have all the rights set forth in the Registration Rights Agreement dated as of the Closing Date (as defined in the Convertible Note Agreement), among the Company and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

(xviii)      GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE CONVERTIBLE NOTE AGREEMENT AND THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Convertible Note Agreement and/or the Registration Rights Agreement.  Requests may be made to:

Deerfield Capital Corp.

6250 North River Road

9th Floor

Rosemont, Illinois 60018

Attention:  Robert Contreras

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                              to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 3.8 of the Convertible Note Agreement, please check this box: ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 3.8 of the Convertible Note Agreement, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor).

Schedule of Capitalization of PIK Interest

The following increases to the principal amount of this Note have been made as a result of the capitalization of PIK Interest to the principal amount hereof:

Date of PIK Interest Payment	Amount of increase in Principal Amount of this Note	Principal Amount of this Note following such increase	Authorized officer that approved of this change (in Notice of PIK Election)

EXHIBIT C

FORM OF JOINDER AGREEMENT

Joinder Agreement (this “Joinder Agreement”), dated as of [                    ], 2010, among Deerfield Capital Corp., a Maryland corporation (the “Company”), Bounty Investments, LLC (“Bounty”) and [                                        ] (the “Additional Investor”).

WHEREAS, the Company and Bounty heretofore executed and delivered that certain Senior Subordinated Convertible Note Agreement, dated as of March 22, 2010 (as amended, supplemented or otherwise modified from time to time, the “Convertible Note Agreement”), providing for the issuance sale of the Securities (all capitalized terms used but not defined herein shall have the meaning assigned to them in the Convertible Note Agreement); and

WHEREAS, pursuant to Section 2.4 of the Convertible Note Agreement, the Additional Investor signatory hereto has agreed to subscribe for and purchase $[                    ] in aggregate principal amount of Additional Notes (the “Subscribed Additional Notes”) pursuant to the Convertible Note Agreement, and to join in the Convertible Note Agreement, by executing and delivering this Agreement.

NOW, THEREFORE, each of the undersigned hereby agrees as follows:

1.                                       Purchase.  The undersigned Additional Investor hereby subscribes to purchase for cash at face value the Subscribed Additional Notes, to be issued by the Company to the Additional Investor on [                    ], 20[    ] and such Subscribed Additional Notes shall accrue interest in accordance with the Convertible Note Agreement from such date of issuance.

2.                                       Joinder.  The undersigned Additional Investor hereby acknowledges that it has received and reviewed a copy of the Convertible Note Agreement and all other documents it deems necessary to enter into this Joinder Agreement.  The undersigned Additional Investor acknowledges and agrees (i) that by entering into this Joinder Agreement, the undersigned will become subject to the terms of the Convertible Note Agreement in all respects as if such undersigned were an original party thereto, (ii) to make, and hereby makes, each of the representations, warranties and acknowledgments of or made by the several Investors in the Convertible Note Agreement with respect to the undersigned Additional Investor, (iii) to be bound by all covenants and agreements applicable to the several Investors in the Convertible Note Agreement, and (iv) to perform all obligations and duties required of the Investors pursuant to the Convertible Note Agreement.  The undersigned affirms that it has complied with all obligations, covenants and agreements in the Convertible Note Agreement as of the date hereof as if such undersigned was an original party thereto.

3.                                       Representations and Warranties and Agreements.  The undersigned Additional Investor hereby represents and warrants to and agrees with the Company and Bounty that (i) it has all requisite corporate, or limited liability company or other applicable power and authority to execute, deliver and perform its obligations under this Joinder Agreement, (ii) it has duly authorized the execution and delivery of this Joinder Agreement and entry into the Convertible Note Agreement and the consummation of the transactions contemplated hereby and thereby, (iii) it has duly executed and delivered this Joinder Agreement to the Company and Bounty, (iv) this Joinder Agreement, taken together with the Convertible Note Agreement, constitutes a valid and legally binding agreement enforceable against the undersigned Additional Investor in accordance with their respective terms and (v) the representations, warranties and covenants of the undersigned set forth in the Convertible Note Agreement are true and correct as of the date hereof.

4.                                       Notice.  Pursuant to Section 13.7 of the Convertible Note Agreement, all Notices to the undersigned shall be addressed to:

[Investor]
[	]

Telephone: [			]
Facsimile No: [		]
Attention: [			]
Email: [			]

With a copy to:

[	]
[	]
Telephone: [			]
Facsimile No: [		]
Attention: [			]
Email: [			]

5.                                       General Provisions.    This Joinder Agreement shall be operative and effective pursuant to the Convertible Note Agreement only once it has been countersigned by each of the Additional Investor, the Company and Bounty.  This Joinder Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Joinder Agreement.

6.                                       Amendments.  This Joinder Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

7.                                       Governing Law Provisions.  This Agreement shall be governed in all respects by the Laws of the State of New York without regard to choice of laws or conflict of laws provisions thereof that would require the application of the laws of any other jurisdiction.

[THIS SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the undersigned has executed this agreement this [   ] day of [   ].

[ ]

By:
Name:
Title:

Accepted as of the date hereof:
DEERFIELD CAPITAL CORP.

By:
Name:
Title:

Accepted as of the date hereof:
BOUNTY INVESTMENTS, LLC

By:
Name:
Title:

EXHIBIT D

FORM OF PIK ELECTION

Deerfield Capital Corp.

6250 North River Road

9th Floor

Rosemont, Illinois 60018

[DATE]

Re:                               Notice of Intention to Pay PIK Interest
on Senior Subordinated Convertible Notes due 20[  ]

Ladies & Gentlemen:

Reference is hereby made to that certain Senior Subordinated Convertible Note Agreement, dated as of March 22, 2010 (as amended, supplemented or otherwise modified from time to time, the “Convertible Note Agreement”), among Deerfield Capital Corp., a Maryland corporation (the “Company”), and the Holders from time to time party thereto.  All capitalized terms used but not defined herein shall have the meaning assigned to them in the Convertible Note Agreement.

Pursuant to Section 2.6(c) of the Convertible Note Agreement, the Company hereby irrevocably elects to pay interest on the Notes for the Interest Period beginning on [                    ], 20[    ], as indicated in Item A below:

A	Portion of Interest to be paid in PIK (expressed as a percent of total interest payment, not to exceed 50% of interest payable for the Interest Period)	[ ]		%

B	Aggregate principal amount of Notes issued under Convertible Note Agreement (excluding prior payments of PIK Interest)	$	[ ]

C	Aggregate of all prior payments of PIK Interest	$	[ ]

D	Total principal amount of Notes outstanding (sum of B + C)	$	[ ]

E	Applicable Interest Rate pursuant to Section 2.6(e) of Convertible Note Agreement (excluding Default Interest, if any)	[ ]		%

F	Total interest payable for Interest Period (applying E to D)	$	[ ]

G	Total PIK Interest (product of A x F)	$	[ ]

H	Total interest to be paid in cash (sum of F — G)	$	[ ]

D-1

The Company represents and warrants to the Holders that this PIK Election is made in compliance with the requirements of Section 2.6(c) and that the calculations set forth above accurately reflect the interest payable in respect of all Notes outstanding (including on prior payments of PIK Interest) for the applicable Interest Period.

Each Holder is hereby authorized, on the scheduled Interest Payment Date, to add to the principal amount of each Note outstanding the corresponding amount under the heading “PIK Interest payable on such Note” for the respective Note on the Schedule of Capitalization of PIK Interest attached thereto, which when accompanied by this instrument shall be conclusive proof of the increase in the principal amount of such Note:

Note Number	Holder	Principal Amount Prior to this Notice	PIK Interest payable on such Note	Total Principal Amount of Note upon payment of PIK Interest

Very truly yours,

DEERFIELD CAPITAL CORP.

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF NOTICE OF CONVERSION

Deerfield Capital Corp.

6250 North River Road

9th Floor

Rosemont, Illinois 60018

[DATE]

Re:                               Notice of Conversion
of Senior Subordinated Convertible Notes due 20[  ]

Ladies & Gentlemen:

Reference is hereby made to that certain Senior Subordinated Convertible Note Agreement, dated as of March 22, 2010 (as amended, supplemented or otherwise modified from time to time, the “Convertible Note Agreement”), among Deerfield Capital Corp., a Maryland corporation (the “Company”), and the Holders from time to time party thereto.  All capitalized terms used but not defined herein shall have the meaning assigned to them in the Convertible Note Agreement.

, (the “Owner”) owns and proposes to convert the Note[s] specified herein, in the principal amount of $                         in such Note[s] (the “Conversion”) pursuant to Section 5 of the Convertible Note Agreement.  In connection with the Conversion, the Owner hereby certifies that, as Owner of this Note, hereby irrevocably exercises the option to convert this Note, or such portion of this Note in the principal amount designated above, into shares of Common Stock in accordance with the terms of Convertible Note Agreement, and directs that such shares, together with a check in payment for any fractional share and any Notes representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Notes are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Exchange Act.  Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

[OWNER]

By:
Name:
Title:

E-1

If only a portion of a Note is to be converted, please indicate:

1.                                       Principal amount to be converted: U.S. $

2.                                       Principal amount and denomination of Notes representing unconverted principal amount to be issued:

Amount: U.S. $                                        Denominations: U.S. $

If shares of Common Stock or Notes are to be
registered in the name of a Person other than the Holder,
please print such Person’s name and address:

(Name)

(Address)

Social Security or other Identification Number, if any.

[Signature Guaranteed]

E-2

EXHIBIT F

FORM OF NOTICE OF TRANSFER

Deerfield Capital Corp.

6250 North River Road

9th Floor

Rosemont, Illinois 60018

[DATE]

Re:                               Notice of Conversion
of Senior Subordinated Convertible Notes due 20[  ]

Ladies & Gentlemen:

Reference is hereby made to that certain Senior Subordinated Convertible Note Agreement, dated as of March 22, 2010 (as amended, supplemented or otherwise modified from time to time, the “Convertible Note Agreement”), among Deerfield Capital Corp., a Maryland corporation (the “Company”), and the Holders from time to time party thereto.  All capitalized terms used but not defined herein shall have the meaning assigned to them in the Convertible Note Agreement.

                                   , (the “Transferor”) owns and proposes to transfer the Note[s] specified in Annex A hereto, in the principal amount of $                       in such Notes (the “Transfer”), to                                                        (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐   Check if Transferee will take delivery of a Restricted Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the Note is being transferred to a Person that the Transferor reasonably believes is purchasing the Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities Laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Convertible Note Agreement, the transferred Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Note and in the Convertible Note Agreement and the Securities Act.

2.  ☐   Check if Transferee will take delivery of a Restricted Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such

Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Convertible Note Agreement, the transferred Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Note and in the Convertible Note Agreement and the Securities Act.

3.  ☐   Check and complete if Transferee will take delivery of a Restricted Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to Restricted Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities Laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                  ☐   such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

OR

(b)                                 ☐   such Transfer is being effected to the Company or a subsidiary thereof;

OR

(c)                                  ☐   such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

OR

(d)                                 ☐   such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to Restricted Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Convertible Note Agreement and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Convertible Note Agreement, the transferred Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Notes and in the Convertible Note Agreement and the Securities Act.

4.  ☐   Check if Transferee will take delivery of an Unrestricted Note.

(a)  ☐   Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Convertible Note Agreement and any applicable blue sky securities Laws of any state of the United States and (ii) the restrictions on transfer contained in the Convertible Note Agreement and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the

Convertible Note Agreement, the transferred Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Notes and in the Convertible Note Agreement.

(b)  ☐   Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Convertible Note Agreement and any applicable blue sky securities Laws of any state of the United States and (ii) the restrictions on transfer contained in the Convertible Note Agreement and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Convertible Note Agreement, the transferred Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Notes and in the Convertible Note Agreement.

(c)  ☐   Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Convertible Note Agreement and any applicable blue sky securities Laws of any State of the United States and (ii) the restrictions on transfer contained in the Convertible Note Agreement and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Convertible Note Agreement, the transferred Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Notes and in the Convertible Note Agreement.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT G

Form of Legal Opinion

1.                                        The Company is a corporation duly incorporated under the general corporation law of the State of Maryland with corporate power and authority to own its properties and to conduct its business as presently conducted.  The Company is validly existing and in good standing under the laws of the State of [                  ] and is qualified to do business in the following States: [                                                       ].

2.                                       The Convertible Note Agreement has been duly authorized by all necessary corporate action of the Company, has been duly executed and delivered by the Company, and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

3.                                       The Convertible Notes have been duly authorized by all necessary corporate action of the Company and, when executed and issued in accordance with the terms of the Convertible Note Agreement and delivered and paid for in accordance with the terms of the Convertible Note Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.                                       The shares of Common Stock initially issuable upon conversion of the Convertible Notes have been duly authorized by all necessary corporate action of the Company and reserved for issuance upon conversion of the Convertible Notes and, when issued and delivered upon conversion of the Notes in accordance with the terms of the Convertible Note Agreement, will be validly issued, fully paid and non-assessable.

5.                                       The Registration Rights Agreement has been duly authorized by all necessary corporate action of the Company, has been duly executed and delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

6.                                       The execution and delivery of the Convertible Note Agreement and the Registration Rights Agreement and the issuance and sale of the Convertible Notes by the Company do not on the date hereof:

(i)             violate the Company’s Governing Documents;

(ii)          result in the breach of or a default under any of the Specified Agreements;

(iii)       violate any federal, New York or Maryland statute, rule or regulation or Court Order applicable to the Company; or

(iv)      require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal, New York or Maryland statute, rule or regulation applicable to the Company on or prior to the date hereof that have not been obtained or made.

7.                                       No registration of the Convertible Notes under the Securities Act of 1933, as amended, is required for the purchase of the Convertible Notes in the manner contemplated by the Convertible Note Agreement.

8.                                       The Company is not, and immediately after giving effect to the sale of the Convertible Notes in accordance with the Convertible Note Agreement and the application of the proceeds as described in Section 3.12 of the Convertible Note Agreement will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

G-1

EXHIBIT H

Form of Registration Rights Agreement

H-1

DEERFIELD CAPITAL CORP.

SENIOR SUBORDINATED CONVERTIBLE NOTES

March 22, 2010

TABLE OF CONTENTS

1.	Definitions		2

	1.1	Certain Defined Terms	2
	1.2	Accounting Terms	3
	1.3	Rules of Construction	3

2.	The Notes		3

	2.1	Purchase of the Notes	3
	2.2	Closing	3
	2.3	General	4
	2.4	Principal Amount	4
	2.5	Maturity	4
	2.6	Interest	4
	2.7	Replacement Notes	7
	2.8	Outstanding Notes	7
	2.9	Treasury Notes	7
	2.10	Cancellation	7

3.	Covenants of the Company		8

	3.1	Payment of Notes	8
	3.2	Maintenance of Office or Agency	8
	3.3	Reports	8
	3.4	Taxes	9
	3.5	Stay, Extension and Usury Laws	9
	3.6	Incurrence of Indebtedness	9
	3.7	[Reserved]	9
	3.8	Change of Control	9
	3.9	Merger, Consolidation or Sale of Assets	11
	3.10	Listing of Common Stock	12
	3.11	Reservation of Common Stock; Issuance of Common Stock	12
	3.12	Use of Proceeds	12
	3.13	Transfer Taxes	12

4.	Redemption		13

	4.1	Optional Redemption	13
	4.2	Mandatory Redemption	13
	4.3	Notice of Redemption	13
	4.4	Selection of Notes to Be Redeemed	13
	4.5	Partial Redemption	14
	4.6	Effect of Notice of Redemption	14

5.	Conversion Rights		14

	5.1	Right to Convert	14

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	5.2	Exercise of Conversion Rights	14

6.	Adjustment of Conversion Rate		15

	6.1	Price Protection	15
	6.2	Dilution Adjustments	16
	6.3	When No Adjustment Required	22
	6.4	Effect of Reclassification, Consolidation, Merger or Sale	23
	6.5	Simultaneous Adjustments	23
	6.6	Successive Adjustments	24
	6.7	Limitation on Adjustments	24
	6.8	Notices	24

7.	Restrictions on Transfer		24

	7.1	Permitted Transfers	24
	7.2	Terms of Transfer	24
	7.3	Legends	25

8.	Subordination		27

	8.1	Agreement to Subordinate	27
	8.2	Liquidation; Dissolution; Bankruptcy	27
	8.3	Default on Designated Senior Debt	27
	8.4	Acceleration of Notes	28
	8.5	When Distribution Must Be Paid Over	28
	8.6	Notice by Company	28
	8.7	Subrogation	28
	8.8	Relative Rights	28
	8.9	Subordination May Not Be Impaired by Company	29
	8.10	Distribution or Notice to Representative	29
	8.11	Amendments	29

9.	Events of Default		29

	9.1	Definition	29
	9.2	Acceleration	31
	9.3	Other Remedies	31
	9.4	Waiver of Past Defaults	31

10.	Amendment, Supplement and Waiver		32

	10.1	Without Consent of Holders of Notes	32
	10.2	With Consent of Holders of Notes	32
	10.3	Revocation and Effect of Consents	33

11.	Representations and Warranties		33

	11.1	Representations and Warranties of the Company	33
	11.2	Representations and Warranties of the Investors	43

12.	Conditions to the Closing		46

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12.1	Conditions to Obligation of the Company	46
12.2	Conditions to Obligation of the Investors	46

13.	Miscellaneous	47

13.1	Governing Law	48
13.2	Submission to Jurisdiction; Venue; Waiver of Trial by Jury	48
13.3	Enforcement of Agreement	48
13.4	Successors and Assigns	48
13.5	No Third Party Beneficiaries	48
13.6	Entire Agreement	49
13.7	Notices, Etc.	49
13.8	Delays or Omissions	50
13.9	Counterparts	50
13.10	Severability	50
13.11	Titles and Subtitles; Section References	50

SCHEDULES AND EXHIBITS

Schedule A	Schedule of Investors and Amounts

Exhibit A	Certain Definitions
Exhibit B	Form of Note
Exhibit C	Form of Joinder Agreement
Exhibit D	Form of PIK Election
Exhibit E	Form of Notice of Conversion
Exhibit F	Form of Notice of Transfer
Exhibit G	Form of Legal Opinion
Exhibit H	Form of Registration Rights Agreement

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